UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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BJ’s Wholesale Club, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The Company is filing these revised definitive proxy materials to correct typographical errors included in the form of proxy card that was originally filed. This filing does not contain any other changes from the definitive proxy materials filed earlier today.

One Mercer Road Natick, Massachusetts 01760

April 15, 2009

Dear Shareholder:

We invite you to attend our 2009 Annual Meeting of Shareholders on Thursday, May 21, 2009, at 11:00 a.m., Eastern Time, at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts. At this meeting, you will be asked to elect three directors, to approve an amendment to the 2008 Amended and Restated Management Incentive Plan, to approve an amendment to the 2008 Amended and Restated Growth Incentive Plan, to approve an amendment to the 2007 Stock Incentive Plan and to ratify the Audit Committee’s selection of our independent registered public accounting firm.

Please take your opportunity to vote. Your vote is important.

Sincerely,

Laura J. Sen President and Chief Executive Officer	Herbert J Zarkin Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2009

The 2009 Annual Meeting of Shareholders of BJ’s Wholesale Club, Inc. will be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, on Thursday, May 21, 2009, at 11:00 a.m., Eastern Time. At the meeting, shareholders will consider and vote on the following matters:

1.	Election of three directors to serve until the 2012 Annual Meeting of Shareholders;

2.	Approval of an amendment to the Company’s 2008 Amended and Restated Management Incentive Plan (the “MIP”) to allow for additional adjustments to performance goals when calculating payments under the MIP and to make the other changes described therein;

3.	Approval of an amendment to the Company’s 2008 Amended and Restated Growth Incentive Plan (the “GIP”) to allow for additional adjustments to performance goals when calculating payments under the GIP and to make the other changes described therein;

4.	Approval of an amendment to the Company’s 2007 Stock Incentive Plan (the “2007 Stock Incentive Plan”) to allow for additional adjustments to performance goals when calculating payments under the 2007 Stock Incentive Plan and to make the other changes described therein; and

5.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.

The shareholders will also act on any other business that may properly come before the meeting.

Shareholders of record at the close of business on April 6, 2009, may vote at the meeting.

By Order of the Board of Directors

Lon F. Povich Secretary

Natick, Massachusetts

April 15, 2009

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD, OR SUBMIT YOUR VOTE AND PROXY BY TELEPHONE OR BY INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ARE PRESENT AT THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

BJ’s WHOLESALE CLUB, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 21, 2009

PROXY STATEMENT

We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of BJ’s Wholesale Club, Inc. (“we,” “our,” “BJ’s” or the “Company”) is soliciting your proxy to vote your shares at the annual meeting of shareholders to be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, 11:00 a.m., Eastern Time, on May 21, 2009, and at any adjournment or adjournments of that meeting. You may obtain directions to the location of the annual meeting by contacting our Investor Relations Department, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760, telephone (508) 651-6610.

Unless you give different instructions, shares represented by properly executed proxies will be voted FOR the election of the three director nominees set forth below, FOR the approval of an amendment to the 2008 Amended and Restated Management Incentive Plan, FOR the approval of an amendment to the 2008 Amended and Restated Growth Incentive Plan, FOR the approval of an amendment to the 2007 Stock Incentive Plan, and FOR the ratification of the selection of our independent registered public accounting firm. You may revoke your proxy at any time before it is exercised by delivering a written revocation to the Secretary of BJ’s at the address below, by delivering another proxy with a later date or by requesting at the meeting that your proxy be revoked.

Shareholders of record at the close of business on April 6, 2009, are entitled to vote at the meeting. Each share of BJ’s common stock, par value $.01 (“common stock”), outstanding on the record date is entitled to one vote, other than shares owned directly or indirectly by BJ’s. As of the close of business on April 6, 2009, there were outstanding and entitled to vote 54,698,437 shares of common stock.

This proxy statement, the enclosed proxy card and the Annual Report of the Company for the fiscal year ended January 31, 2009, were first mailed to shareholders on or about April 15, 2009.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on May 21, 2009

This proxy statement and the Annual Report of the Company for the fiscal year ended January 31, 2009 are available at http://bnymellon.mobular.net/bnymellon/bj.

To request a printed copy of the proxy statement, annual report and form of proxy relating to our future shareholder meetings, visit www.bjsinvestor.com, telephone: 866-991-1237 or send an email to investor@bjs.com.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any shareholder upon written or oral request to the Corporate Secretary at the Company’s address, which is BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Fiscal year references apply to the Company’s fiscal year that ends on the Saturday closest to January 31 of the following year. For example, the fiscal year ended January 31, 2009 is referred to as 2008 or fiscal 2008.

Vote Required

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained. For purposes of determining the presence or absence of a quorum, abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be counted as present.

If a quorum is present at the annual meeting, the vote required to adopt each of the five scheduled proposals will be as follows:

Election of Directors.    Under the Company’s by-laws, other than in a contested election meeting (as defined in the by-laws), a nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee. Abstentions and broker non-votes will not be counted as a vote for or against a nominee, and therefore, will have no effect on the outcome of the election.

Approval of an amendment to the 2008 Amended and Restated Management Incentive Plan; Approval of an amendment to the 2008 Amended and Restated Growth Incentive Plan; Approval of an amendment to the 2007 Stock Incentive Plan; and Ratification of Independent Registered Public Accounting Firm.    Under the Company’s by-laws, the affirmative vote of the holders of a majority of the votes cast will be required for approval of these proposals. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of these proposals.

Under New York Stock Exchange (“NYSE”) rules, brokers do not have discretionary authority to vote on approval of the amendment to the MIP, the GIP and the 2007 Stock Incentive Plan. Failure to give your broker instructions for how to vote on this proposal could, depending on the number of votes cast as defined by the NYSE, result in the proposal not being adopted.

Electronic Voting

Any shareholder who owns shares of common stock of record may authorize the voting of its shares over the Internet at www.eproxy.com/bj, or by telephone by calling 1-866-580-9477, 24 hours a day, 7 days a week, and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 5:00 p.m., Eastern Time, on May 20, 2009.

If a shareholder owns shares held in “street name” by a bank or brokerage firm, the shareholder’s bank or brokerage firm will provide a voting instruction form to the shareholder with this proxy statement that may be used to direct how the shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by the shareholder’s bank or brokerage firm on the voting instruction form.

Participants in BJ’s Wholesale Club, Inc. 401(k) Savings Plans

If you participate in either the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Salaried Employees or the BJ’s Wholesale Club, Inc. 401(k) Savings Plan for Hourly Employees and hold Company stock in your account, you may vote an amount of shares of common stock equivalent to the interest in the Company’s common stock credited to your account as of the record date. Fidelity Management Trust Company (“Fidelity”) will have a proxy card sent to you that you may use to direct Fidelity to vote your shares on your behalf. The proxy card should be signed and returned in the provided envelope to The Bank of New York, the Company’s transfer agent and registrar, or you may authorize the voting of these shares over the Internet or by telephone by following the instructions on the provided proxy card. The Bank of New York will notify only Fidelity of the manner in which you have voted your shares. Fidelity will vote the shares in the manner directed on the proxy card (or as authorized over the Internet or by telephone). If The Bank of New York does not receive a signed proxy card or the authorization of the voting of your shares over the Internet or by telephone from you by 5:00 p.m., Eastern Time, on May 18, 2009, there can be no assurance that Fidelity will be able to follow your instructions. If you fail to timely submit your instruction to The Bank of New York, Fidelity will vote your shares of common stock held in the BJ’s Common Stock Fund as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other plan participants have been received by Fidelity.

PROPOSAL ONE

ELECTION OF DIRECTORS

BJ’s Amended and Restated Certificate of Incorporation and by-laws provide for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. Your proxy will be voted to elect the three nominees named below, unless otherwise instructed, as directors for a term of three years expiring at the 2012 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board of Directors has voted to fix the number of directors at nine.

The three nominees, each of whom currently serves as a director of the Company, have indicated their willingness to serve, if elected. If a nominee becomes unavailable, your proxy will be voted either for another nominee proposed by the Board of Directors or a lesser number of directors as proposed by the Board of Directors. As required by our corporate governance guidelines as described under “Policy Regarding Holdover Directors” on pages 9-10, each nominee for director has tendered an irrevocable resignation that will become effective if he or she fails to receive the required vote in an uncontested election at the annual meeting and the Board accepts the tendered resignation.

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

THE THREE NOMINEES FOR ELECTION AS DIRECTORS

The nominees for election as directors and incumbent directors are as follows:

Nominees for Election—Terms Expiring in 2012

Christine M. Cournoyer, 57, has been a director of BJ’s since December 2008. Ms. Cournoyer has been President and Chief Operating Officer of Picis, Inc., a provider of information systems, since April 2006. From February 2005 to April 2006, Ms. Cournoyer was a Managing Director of Harte Hanks Inc., a marketing company. Prior to joining Harte Hanks, Ms. Cournoyer served as a consultant and from April 2002 to July 2003, Ms. Cournoyer was President and Chief Operating Officer of Lightbridge, Inc. Ms. Cournoyer previously served on the Boards of Directors of Stride Rite Corporation and GTECH Corporation. Ms. Cournoyer is a member of BJ’s Executive Compensation and Finance Committees.

Edmond J. English, 55, has been a director of BJ’s since September 2006. Mr. English has been Chief Executive Officer of Bob’s Discount Furniture since December 2006. Prior to joining Bob’s, Mr. English was Chief Executive Officer from 2000 and President from 1999 of The TJX Companies, Inc., an off-price apparel and home furnishings retailer, until September 2005. He had been employed by TJX in a variety of executive positions since 1983. Mr. English is a director of Citizens Financial Group. Mr. English is a member of BJ’s Audit and Executive Compensation Committees.

Helen Frame Peters, Ph.D., 61, has been a director of BJ’s since May 2004. Dr. Peters currently is a professor of finance at Boston College. From August 2000 to May 2003, she served as Dean of the Carroll School of Management at Boston College. Prior to joining Boston College, from 1998 to 1999, Dr. Peters was Chief Investment Officer of the Global Bond Group of Scudder Kemper Investments in Boston, Massachusetts. Dr. Peters is a Trustee of StreetTracks Funds for State Street Global Advisors. Dr. Peters is Chair of BJ’s Finance Committee.

Incumbent Directors—Terms Expiring in 2011

Paul Danos, Ph.D., 66, has been a director of BJ’s since May 2004. Dr. Danos is the Dean of the Tuck School of Business at Dartmouth College, a position he has held since 1995. A CPA since 1974, Dr. Danos specializes in financial accounting as part of his position as the Laurence F. Whittemore Professor of Business Administration at the Tuck School of Business. Dr. Danos is also a member of the General Mills, Inc. Board of Directors and is on its Audit Committee. Dr. Danos is a member of BJ’s Audit Committee and Chair of BJ’s Corporate Governance Committee.

Laura Sen, 52, has been a director of BJ’s since January 2008 and has served as BJ’s President and Chief Operating Officer since January 2008 and Chief Executive Officer since February 2009. Ms. Sen served as BJ’s Executive Vice President of Merchandising and Logistics from January 2007 to her promotion in January 2008, and held the same position from 1997 to March 2003. From March 2003 to December 2006, Ms. Sen was the Principal of Sen Retail Consulting, advising companies in the retail sector in the areas of merchandising and logistics. In total, Ms. Sen has 30 years experience in mass retailing. Ms. Sen is a member of BJ’s Executive and Finance Committees.

Michael J. Sheehan, 48, has been a director of BJ’s since March 2008. Mr. Sheehan has been Chief Executive Officer of Hill, Holliday, Connors, Cosmopulos Inc., a marketing communications agency, since April 2003 and served as President of Hill Holliday from July 2000 to January 2007. He was employed by Hill Holliday from 1994 through 1999 in various creative director positions. Mr. Sheehan is a member of BJ’s Corporate Governance and Executive Compensation Committees.

Incumbent Directors—Terms Expiring in 2010

S. James Coppersmith, 76, has been a director of BJ’s since July 1997. He was a director of Waban Inc., BJ’s former parent company, from December 1993 to July 1997. Mr. Coppersmith is the retired president of ABC affiliate WCVB-TV Channel 5 in Boston and is a director and Vice Chairman of the Board of Directors of Rasky Baerlein Group, a public relations firm. Mr. Coppersmith is Chair of BJ’s Executive Compensation Committee and a member of the Audit, Corporate Governance and Executive Committees.

Thomas J. Shields, 62, has been a director of BJ’s since July 1997 and presiding director since 2005. He was a director of Waban Inc. from June 1992 to July 1997. He has served as Managing Director of Shields & Company, Inc., a Boston-based investment banking firm, since 1991. Mr. Shields is also a director of Clean Harbors, Inc. Mr. Shields is Chair of BJ’s Audit Committee and a member of BJ’s Executive, Finance and Corporate Governance Committees.

Herbert J Zarkin, 70, has been a director of BJ’s since November 1996, Chairman of the Board of Directors of the Company since July 1997 and served as BJ’s Chief Executive Officer from February 2007 to December 2008. From February 2007 to January 2008, Mr. Zarkin also served as President of BJ’s, and from November 2006 to February 2007, Mr. Zarkin was Interim Chief Executive Officer. From July 1997 to June 2002, Mr. Zarkin was Chairman of House2Home, Inc., the surviving company of a merger in September 2001 with HomeBase, Inc., formerly known as Waban Inc., and was President and Chief Executive Officer of House2Home from March 2000 to September 2001. He was a director, President and Chief Executive Officer of Waban from May 1993 to July 1997. Mr. Zarkin is Chair of BJ’s Executive Committee and a member of the Finance Committee.

CORPORATE GOVERNANCE

BJ’s Board of Directors believes that good corporate governance practices are important to ensure that BJ’s is managed for the long-term benefit of its shareholders. The Board of Directors recognizes that maintaining and ensuring good corporate governance is a continuous process and that the long-term interests of shareholders are advanced by responsibly considering the concerns of other stakeholders and interested parties, including employees/team members, members/customers, suppliers, the communities in which BJ’s does business, and the public at large. This section describes key corporate governance principles and practices adopted by BJ’s. Complete copies of the corporate governance principles; charters of the Audit, Corporate Governance and Executive Compensation Committees; and the Statement on Commercial Bribery, Conflict of Interest and Business Ethics described below are available on the Corporate Governance section of our website, www.bjs.com. You can also request a copy of any of these documents by writing to the Corporate Secretary, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

Corporate Governance Principles

The Board has adopted corporate governance principles to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of BJ’s and its shareholders. These principles, which, along with the charters and key practices of the Board’s committees, provide a framework for the governance of BJ’s, include that:

•	the role of the Board is to oversee the management and governance of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the non-management directors meet at least twice annually in executive session;

•	directors have complete access to management and may, at any time, hire independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable NYSE rules, a director of BJ’s will only qualify as “independent” if the Board of Directors affirmatively determines that he or she has no material relationship with BJ’s (either directly or as a partner, shareholder or officer of an organization that has a relationship with BJ’s). The Board of Directors has established guidelines to assist it in determining whether a director has a material relationship with BJ’s. Under these guidelines, a director will be considered to have a material relationship with BJ’s if he or she is not independent under Section 303A.02(b) of the NYSE Listed Company Manual or he or she:

•

is an executive officer of another company which is indebted to BJ’s, or to which BJ’s is indebted, unless the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer; or

•

serves as an officer, director or trustee of a tax exempt organization and BJ’s discretionary charitable contributions to such organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues.

Ownership of a significant amount of BJ’s stock, by itself, does not constitute a material relationship.

For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of the Board of Directors who are independent.

The Board of Directors has determined that none of Messrs. Coppersmith, English, Sheehan, or Shields, Ms. Cournoyer or Drs. Danos or Peters has a material relationship with BJ’s and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual. No transactions, relationships or arrangements, other than those disclosed in the “Certain Transactions” section of this proxy statement (see page 14), were considered by the Board in making its determination of director independence.

The Board of Directors has determined that all of the members of each of the Board’s Audit, Corporate Governance and Executive Compensation Committees are independent as defined under the rules of the NYSE, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Board of Directors and its Committees

The Board of Directors has established five standing committees of the Board—Audit, Corporate Governance, Executive, Executive Compensation and Finance—each of which operates under a charter that has been approved by the Board.

Audit Committee.    The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications and independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s fraud, risk assessment and risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 56 of this proxy statement).

The current members of the Audit Committee are Thomas J. Shields (Chair), S. James Coppersmith, Paul Danos and Edmond J. English. The Audit Committee held 10 meetings during 2008.

The Board of Directors has determined that each of S. James Coppersmith, Paul Danos, Edmond J. English and Thomas J. Shields is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Corporate Governance Committee.    The Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors;

•	reviewing the new director orientation program;

•	reviewing and recommending changes to director compensation;

•	monitoring the Company’s social responsibility programs and corporate citizenship;

•	developing and recommending to the Board corporate governance principles and monitoring compliance with such principles; and

•	overseeing an annual evaluation of the Board, including a review of committee structure and committee charters.

The current members of the Corporate Governance Committee are Paul Danos (Chair), S. James Coppersmith, Thomas J. Shields and Michael J. Sheehan. The Corporate Governance Committee held 5 meetings during 2008.

The processes and procedures followed by the Corporate Governance Committee in identifying and evaluating director candidates are described below (see page 9) under the heading “Director Candidates.”

Executive Compensation Committee.    The Executive Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation;

•	overseeing an evaluation of the Company’s CEO;

•	determining the CEO’s compensation;

•	establishing and overseeing the process for the evaluation of the Company’s other executive officers and certain other executives;

•	reviewing and approving the compensation of the Company’s other executive officers and certain other executives;

•	reviewing and making recommendations to the Board with respect to compensation and benefits policies and changes in those policies;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	overseeing and administering the Company’s cash and equity incentive plans;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 17 of this proxy statement; and

•	preparing the executive compensation committee report required by SEC rules, which is included on page 33 of this proxy statement.

The processes and procedures followed by our Executive Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described in “Compensation Discussion and Analysis” beginning on page 17 below.

The current members of the Executive Compensation Committee are S. James Coppersmith (Chair), Christine M. Cournoyer, Edmond J. English and Michael J. Sheehan. The Executive Compensation Committee held 6 meetings in 2008.

Other Committees

The Board of Directors also has an Executive Committee which has authority to act for the Board on most matters during intervals between meetings of the Board. The current members of the Executive Committee are Herbert J Zarkin (Chair), S. James Coppersmith, Laura J. Sen and Thomas J. Shields. The Executive Committee did not meet during 2008, and took action by written consent three times.

The Board of Directors has a Finance Committee which reviews with management and advises the Board with respect to the Company’s finances, including exploring methods of meeting the Company’s financing requirements and planning the Company’s capital structure. The current members of the Finance Committee are Helen Frame Peters (Chair), Christine M. Cournoyer, Laura J. Sen, Thomas J. Shields and Herbert J Zarkin. The Finance Committee held 3 meetings during 2008.

Board and Shareholder Meetings and Attendance

The Board of Directors held 6 meetings during 2008, and took action by written consent twice. Each director attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he or she then served.

Our corporate governance principles provide that directors are expected to attend the annual meeting of shareholders. All directors at the time attended the 2008 Annual Meeting of Shareholders.

Director Candidates

The process followed by the Corporate Governance Committee to identify and evaluate director candidates includes making requests to Board members and others for recommendations, retaining executive search firms to identify qualified candidates, meeting as needed to evaluate biographical information and background material relating to potential candidates and interviewing selected candidates.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance Committee applies the criteria set forth in BJ’s corporate governance principles. Under these criteria, a candidate should have substantial, relevant experience; a willingness to devote sufficient time to carrying out his or her duties and responsibilities effectively; and high personal and professional ethics, integrity and values. The Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Ms. Cournoyer, who was elected to the Board effective December 11, 2008, was recommended to the Corporate Governance Committee for nomination to the Board by Ms. Sen and Mr. Zarkin.

Shareholders may recommend individuals to the Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Corporate Governance Committee, c/o General Counsel, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board determines to nominate a shareholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy for the next annual meeting of shareholders.

Shareholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Corporate Governance Committee or the Board, by following the procedures set forth under “Shareholder Proposals” on page 58. Candidates nominated by shareholders in accordance with the procedures set forth in the Company’s by-laws will not be included in the proxy solicited by the Board for the next annual meeting of shareholders.

Policy Regarding Holdover Directors

As a condition to being nominated by the Board for re-election as a director, the Company’s corporate governance principles require each incumbent nominee to deliver to the Company an irrevocable resignation that will become effective if: (1) in the case of an uncontested election (as defined in the principles), such nominee does not receive a greater number of votes “for” his or her election, than votes “against” (with abstentions, broker non-votes and withheld votes not counted as a vote “for” or “against” such nominee’s election) and (2) the Board, in accordance with the procedures summarized below, determines to accept such resignation.

In the case of an uncontested election, if a nominee who is an incumbent director does not receive the required vote, the Corporate Governance Committee, or in specified situations another committee consisting of independent directors, will evaluate the best interests of BJ’s and its shareholders and recommend to the Board the action to be taken with respect to such resignation. In reaching its recommendation, the committee will consider all factors it deems relevant, which may include:

•	any stated reasons why shareholders voted against such director;

•	any alternatives for curing the underlying cause of the votes against such director;

•	the total number of shares voting and the number of broker non-votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to BJ’s; and

•	the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirements.

The Board will act on the committee’s recommendation, and in doing so, will consider all of the factors considered by the committee and such additional factors as it deems relevant. The committee and Board actions will be completed within 90 days following certification of the shareholder vote.

An incumbent director who fails to receive the required vote in an uncontested election and who has tendered his or her resignation pursuant to this provision shall remain active and engaged in Board activities while the committee and the Board decide whether to accept or reject his or her resignation. However, it is expected that such incumbent director will not participate in any proceedings by the committee or the Board regarding whether to accept or reject his or her resignation.

Following the Board’s determination, the Company will promptly publicly disclose the Board’s decision of whether or not to accept the resignation and an explanation of how the decision was reached, including, if applicable, the reasons for rejecting the resignation.

If the Board accepts a nominee’s resignation, then the Board may fill the resulting vacancy or decrease the size of the Board.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties and will respond if and as appropriate. All shareholder communications will be reviewed by the Company’s General Counsel and if they are relevant to the Company’s operations, policies and philosophies, they will be forwarded to the Chair of the Corporate Governance Committee. The Chair of the Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from shareholders and other interested parties and for providing copies or summaries to the other directors as he considers appropriate. Mr. Shields serves as the presiding director at all executive sessions of our non-management directors.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters which are the subject of repetitive communications.

Shareholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o General Counsel, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

Compensation of Directors

Directors who are employees of BJ’s receive no additional compensation for their services as directors. Non-employee directors are paid an annual retainer of $40,000 and fees of $2,500 for each Board meeting attended, $1,000 for each Committee meeting attended and $1,000 for certain telephone meetings. In addition, the Chair of the Audit Committee and the Chair of the Executive Compensation Committee each are paid $10,000 per annum for their services. The Chair of the Corporate Governance Committee, the Chair of the Finance Committee and the presiding director are each paid $5,000 per annum for their services. Other members of the Audit Committee, the Corporate Governance Committee, the Executive Compensation Committee and the Finance Committee are paid $2,500 per annum for their services on each committee. All directors are reimbursed for their expenses related to attendance at meetings. BJ’s management and the Corporate Governance Committee periodically review the compensation of directors and recommend changes to the full Board of Directors.

BJ’s 2007 Stock Incentive Plan provides for the automatic grant of options to members of the Board of Directors who are not BJ’s employees. On the commencement of service on the Board, each non-employee director receives a non-statutory stock option to purchase 10,000 shares, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of shareholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting receives a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. The options granted to directors have an exercise price equal to the closing price of our common stock on the date of grant. However, a non-employee director will not receive an annual option grant unless he or she has served on the Board for at least six months. Options automatically granted to non-employee directors vest on a cumulative basis as to one-third of the shares on the first day of the month of each of the first three anniversaries of the date of grant provided the person is still serving on the Board and expire on the earlier of 10 years from the date of the grant or one year following cessation of service on the Board. However, no additional vesting will take place after the non-employee director ceases to serve as a director. The Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service on the Board. The Board can increase or decrease the number of shares subject to options granted to non-employee directors and can issue stock appreciation rights, restricted stock, restricted stock units or other stock-based awards in lieu of some or all of the options otherwise issuable, in each case subject to the overall limit on the number of shares issuable to non-employee directors that is contained in the 2007 Stock Incentive Plan.

In lieu of an annual stock option grant for 2007, 2008 and 2009, on May 24, 2007, the date of the 2007 Annual Meeting of Shareholders, each then serving non-employee director received a grant of 6,600 shares of restricted stock. The grant date value of each share was $37.16, which was equal to the closing price of our common stock on the date of the grant. One third of such shares will vest on each of the first three anniversaries of the date of grant (or, if earlier in any year, on the date of the Company’s annual meeting of shareholders for such year) provided the person is still serving on the Board. Mr. Sheehan received a grant of 4,400 shares on May 22, 2008. The grant date value of each share was $38.79, the closing price of our stock on that date. One half of such share will vest on the first two anniversaries of the date of grant (or, if earlier in any year, on the date of the Company’s annual meeting of shareholders for such year) provided that Mr. Sheehan is still serving on the Board. The restricted stock will become fully vested upon a change of control (as defined in the 2007 Stock Incentive Plan).

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Stock Awards ($)(2)	Total ($)
S. James Coppersmith	87,251	25,751	81,678	194,680
Christine M. Cournoyer	8,104	6,789	0	14,893
Paul Danos	76,751	25,751	81,678	184,180	(3)
Edmond J. English	75,000	40,932	81,678	197,610
Helen Frame Peters	63,000	25,751	81,678	170,429
Michael J. Sheehan	52,010	40,518	60,163	152,691
Thomas J. Shields	93,000	25,751	81,678	200,429
Lorne R. Waxlax	27,610	9,762	24,414	61,786

(1)	On the commencement of their service on the Board, Mr. Sheehan and Ms. Cournoyer each received a grant of 10,000 non-statutory stock options in fiscal 2008. No other stock options were granted to non-employee directors during fiscal 2008. The value reflected in this column is the dollar amount for financial statement reporting purposes for fiscal year 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”), and thus includes amounts from stock options granted prior to fiscal 2008. This amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the director will perform the requisite service to vest in the stock options. The assumptions used in valuing the stock options we granted during 2005-2008 are described under the caption “Stock Incentive Plans” in note H to our consolidated financial statements that are contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009. For information on the valuation assumptions with respect to stock options granted in years prior to 2005, please refer to note H to our financial statements that are contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005. As of January 31, 2009, each non-employee director had the following aggregate number of stock options outstanding: S. James Coppersmith, 20,000; Christine M. Cournoyer, 10,000; Paul Danos, 20,000; Edmond J. English, 10,000; Helen Frame Peters, 20,000; Michael J. Sheehan, 10,000; Thomas J. Shields, 32,500; and Lorne R. Waxlax, 5,000.
(2)	The grant date fair value of the restricted stock awarded to each non-employee director on May 24, 2007, the date of the 2007 Annual Meeting of Shareholders, computed in accordance with FAS 123R, was $245,256. The grant date fair value of the restricted stock awarded to Michael J. Sheehan on May 22, 2008, the date of the 2008 Annual Meeting of Shareholders, computed in accordance with FAS 123R, was $170,676. The value reflected in this column is the dollar amount for financial statement reporting purposes for fiscal 2008 in accordance with FAS 123R. This amount also does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the director will perform the requisite service to vest in the restricted stock award. As of January 31, 2009, Mr. Coppersmith, Dr. Danos, Mr. English, Dr. Peters, Mr. Shields and Mr. Sheehan each had 4,400 restricted shares outstanding.
(3)	Dr. Danos deferred the receipt of all of the fees he earned as a director in fiscal 2008 under our General Deferred Compensation Plan and has also deferred his restricted stock award. See page 36 for a description of this plan.

Policies on Business Ethics and Conduct

All of BJ’s salaried employees, including its Chief Executive Officer and Chief Financial Officer, as well as the directors, are required to abide by the Company’s long-standing Statement on Commercial Bribery, Conflict of Interest and Business Ethics (“Code of Conduct”), which is intended to help ensure that BJ’s business is conducted in a consistently legal and ethical manner. The Company’s policies and procedures cover areas of professional conduct, including relations with vendors, conflicts of interest, financial integrity and the protection of corporate assets, as well as adherence to all laws and regulations applicable to the conduct of the Company’s business.

Employees and directors are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. In addition, as contemplated by the Sarbanes-Oxley Act of 2002, the Company’s Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The full text of the Company’s Code of Conduct is posted on the Corporate Governance section of our website, at www.bjs.com. The Company will post on its website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Policies and Procedures for Related Person Transactions

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant and one of our executive officers, directors, director nominees or 5% shareholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy provides that irrespective of the amount involved, any relationship between the Company and any of its suppliers in which a related person has a direct or indirect material interest shall be reviewed by the Audit Committee at its inception (or such later time as the Company first becomes aware of the related person’s interest) and, thereafter, annually. Transactions above a certain amount must be approved by the Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction, without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business;

•	whether the terms of the transaction are no less favorable than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to BJ’s of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in BJ’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Executive Compensation Committee in the manner specified in its charter.

Certain Transactions

During fiscal 2008, Gerald and Norman Zarkin, brothers of Herbert J Zarkin, BJ’s Chairman of the Board, had an interest in the following business transactions involving BJ’s.

BJ’s purchases merchandise from Tee’s Plus Corporation (“Tee’s Plus”), a division of Edh, Inc., where Gerald Zarkin is an employee and manages BJ’s business with Tee’s Plus. Such purchases totaled approximately $253,000 during fiscal 2008. In addition, BJ’s has an arrangement with Tee’s Plus for the sale of embroidered apparel, and BJ’s receives a percentage of the sales made by Tee’s Plus to BJ’s members. The total amount of sales by Tee’s Plus to BJ’s members was approximately $236,000 in fiscal 2008, of which BJ’s received approximately $24,000 pursuant to this arrangement. Gerald Zarkin earned approximately $79,000 in fiscal 2008 in salary and commissions from Tee’s Plus with respect to these purchases by BJ’s, including salary of $67,000 in fiscal 2008 as Vice President Sales of Tee’s Plus. In addition, BJ’s has a consignment arrangement with Universal Supply MC, LLC (“Universal”), which operates as a division of Edh, Inc., for the sale of specialty caps, college sweatshirts, towels and blankets and also purchases certain merchandise from Universal. BJ’s provides space in its clubs for the display of Universal’s inventory and BJ’s receives a percentage of the sales made by Universal to BJ’s members. The total amount of consignment sales was approximately $4.7 million in fiscal 2008, of which BJ’s received approximately $764,000 from Universal. Gerald Zarkin received approximately $94,000 in fiscal 2008 in commissions related to the Universal transactions.

Norman Zarkin is the sole shareholder of The Zarkin Group, Inc. In fiscal 2008, The Zarkin Group, Inc. received approximately $40,600 in commissions for service as a broker in connection with sales made to BJ’s by Arlee Home Fashions, Cutie Pie Baby, Inc., and Handi Foil, Inc. and Harve Benard, Ltd., each of which is a vendor of BJ’s. In the aggregate, BJ’s purchased approximately $1,339,269 of merchandise from these vendors.

BJ’s believes that each of the transactions described above was carried out on terms that were no less favorable to the Company than those that would have been obtained from unaffiliated third parties. Each of the above transactions was reviewed, and as necessary approved, under our related person transaction policy.

During fiscal 2008, BJ’s had an agreement with Fidelity Management Trust Company (“FMTC”) to provide 401(k) plan administration. FMTC also serves as trustee with respect to the assets of the Company’s 401(k) plans. BJ’s paid fees for these services totaling approximately $166,000 in fiscal 2008. Additionally, fees are paid by plan participants in the form of investment management services fees generated on various transactions including loan setup and related fees. FMTC is a subsidiary of FMR LLC, which holds more than 5% of our stock. This transaction was not reviewed by the Audit Committee.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2009 (unless otherwise indicated) by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table on page 33, and (iv) all of the Company’s current directors and executive officers as a group. Unless otherwise indicated, the address of each person listed in the table is c/o BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
FMR LLC 82 Devonshire Street Boston, Massachusetts 02109	5,801,377	(2)	10.6
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	4,493,630	(3)	8.2
Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	3,477,118	(4)	6.4
Barclays Global Investors, NA. 45 Fremont Street San Francisco, California 94105	3,262,887	(5)	6.0
Friess Associates LLC 115 E. Snow King Jackson, Wyoming 83001	2,978,900	(6)	5.4
S. James Coppersmith	25,400		*
Christine M. Cournoyer	0		*
Paul Danos	26,600		*
Edmond J. English	13,267		*
Helen Frame Peters	26,600		*
Michael J. Sheehan	7,734		*
Thomas J. Shields	40,000		*
Herbert J Zarkin	765,172		*
Laura J. Sen	191,837		*
Frank D. Forward	314,333		*
Thomas F. Gallagher	109,220		*
Lon F. Povich	70,470		*
All directors and executive officers as a group (13 persons)	1,676,523		3.0

*	Less than 1%.

(1)	Includes, for the persons indicated, the following shares of common stock that may be acquired upon exercise of outstanding stock options which were exercisable on April 6, 2009, or within 60 days thereafter: Mr. Coppersmith, 20,000 shares; Dr. Danos, 20,000 shares; Mr. English, 6,667 shares; Dr. Peters, 20,000 shares; Mr. Sheehan, 3,334 shares; Mr. Shields, 32,500 shares; Mr. Zarkin, 500,000 shares; Ms. Sen, 50,000 shares; Mr. Forward, 236,667 shares; Mr. Gallagher, 47,250 shares; Mr. Povich, 25,000 shares; all current directors and executive officers as a group, 1,011,918 shares.
(2)

Information is as of March 9, 2009 and is based on a Schedule 13G (Amendment No. 2) filed with the SEC on March 10, 2009 by FMR LLC (“FMR”), a holding company. FMR reported that (a) it (directly or indirectly) has sole dispositive power over all these shares; (b) it has sole voting power over 637,740 of these shares and no shared voting power; (c) 4,004,387 of these shares are held by Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR and an investment company registered under the Investment Company Act of 1940, and Edward C. Johnson 3d and FMR through its control of Fidelity each has sole power to dispose of all of such 4,004,387 shares, (d) certain of these shares are held by investment companies and institutional accounts managed by subsidiaries of FMR; and (e) the family of Edward C. Johnson 3d, may be deemed to form a controlling group with respect to FMR.

(3)	Information is as of December 31, 2008, and is based on a Schedule 13G (Amendment No. 3) filed with the SEC on February 17, 2009, by Wellington Management Company, LLP (“Wellington”). Wellington reported that it has shared voting power over 3,632,784 of these shares and shared dispositive power over 4,478,030 of these shares.
(4)	Information is as of December 31, 2008, and is based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 3, 2009, by Goldman Sachs Asset Management, L.P. together with GS Investment Strategies, LLC (“Goldman”). Goldman reported that it has shared voting and shared dispositive power over all of these shares.
(5)	Information is as of December 31, 2008, and is based on a Schedule 13G filed with the SEC on February 6, 2009 by Barclays Global Investors, NA (“BGI”) and its affiliates Barclays Global Fund Advisors (“BGFA”), Barclays Global Investors, Ltd. (“Barclays Ltd.”), Barclays Global Investors Japan Limited (“Barclays Japan Ltd.”), Barclays Global Investors Canada Limited (“Barclays Canada Ltd.”), Barclays Global Investors Australia Limited (“Barclays Australia”) and Barclays Global Investors (Deutschland) AG. BGI reported that it has sole voting power over 2,733,495 of these shares and sole dispositive power over all of these shares, BGFA reported that it has sole voting power over 755,904 of these shares and sole dispositive power over 1,087,935 of these shares, Barclays Ltd. reported that it has sole voting power over 82,628 of these shares and sole dispositive power over 1,087,935 of these shares, Barclays Japan Ltd. reported that it has sole voting and sole dispositive power over 131,822 of these shares, Barclays Canada Ltd. reported that it has sole voting and sole dispositive power over 79,418 of these shares and Barclays Australia reported that is has sole voting and sole dispositive power over 4,017 of these shares.
(6)	Information is as of December 31, 2008 and is based on a Schedule 13G filed with the SEC on February 17, 2009 by Friess Associates LLC (“Friess”). Friess reported that it has sole voting and sole dispositive power over all of these shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview and analysis of BJ’s executive compensation program. Our discussion is divided into four sections: an Executive Summary, a description of BJ’s Compensation Program, an analysis of the Compensation Actions Related to 2008, and Closing Comments.

I. Executive Summary

BJ’s priority for 2008 was to continue our turnaround and growth after disappointing financial performance in 2006 and prior years. A key strategic imperative for our Board of Directors and the Executive Compensation Committee (the “ECC”) was incenting and retaining the management team hired during the last several years and experienced in the wholesale club business model. Employing our longstanding mix of compensation elements, our compensation program for 2008 was designed to continue this strategic imperative.

BJ’s executive compensation program is based on a pay for performance philosophy. As such, our primary objectives are to align compensation with the annual and long term performance of BJ’s and with the creation of shareholder value, while providing compensation packages targeting the 50th to 75th percentile of a peer group. In 2008 we created target compensation packages at or below the lower end of this range, and our leadership team delivered a strong performance in a very challenging retail and macroeconomic environment, earning approximately 150% of their target annual incentives.

Management (through the CEO) provides the ECC annually with recommendations as to the appropriate compensation for our executive officers. Those recommendations are the result of a process involving the CEO, BJ’s Chief People Officer (the “CPO”), and management’s compensation consultant, Watson Wyatt, and are designed to create market-based packages. The ECC reviews the recommendations put forth by the CEO and CPO with the assistance of its independent compensation consultant, Towers Perrin.

As in the past, our 2008 compensation program consisted of the following three guaranteed elements and two incentive elements:

Guaranteed Elements

1.	Base Salary;

2.	Retirement Benefits (a 401(k) plan and an Executive Retirement Plan); and

3.	Additional Benefits and Perquisites (auto, physical, tax preparation and financial consulting, estate planning, deferred compensation, insurance, payments and benefits in the case of an occurrence of a change of control, and corporate jet expenses for Mr. Zarkin).

Incentive Elements

1.	Annual Cash Incentives (paid under our Management Incentive Plan, which we refer to as the “MIP,” and which establishes a cash payout on the basis of the achievement of annual performance goals); and

2.	Long Term Incentives (paid under (i) our Growth Incentive Plan, which we refer to as the “GIP,” and which establishes a cash payout on the basis of the achievement of three-year cumulative financial performance goals; and (ii) our Stock Incentive Plan, which provides for grants of equity awards, including options and restricted shares). As explained below, we may vary the mix of these long term incentives from year to year, selecting the vehicles and amounts which we believe will fairly compensate and appropriately motivate and measure the success of our Named Executive Officers, or “NEOs.”

Cash payments under the MIP and the GIP are tied directly to the performance of BJ’s. While the size of the potential awards under those programs differs among the NEOs, reflecting both the scope of responsibility of the position and market norms, there are no individual performance criteria under these plans. This structure emphasizes a team approach for our senior executives, and eliminates any individual incentive for one NEO to strive to meet an individual incentive target that is not in the overall best interest of BJ’s. With respect to equity awards, while the number of options or restricted shares granted may differ among the NEOs based on their position and market norms, the ultimate value of those awards is tied directly to the performance of BJ’s stock.

BJ’s did not make any changes to our NEOs during 2008, and the same individuals identified in this report as NEOs were our NEOs last year. The ECC believes that by using the available compensation elements and the process and benchmarks outlined above and explained in more detail below, the Board has put in place an appropriately compensated executive team, well-positioned to continue to manage BJ’s into the future.

II. BJ’s Compensation Program

This section reviews:

A.	The Parties involved in the design of our Compensation Program;

B.	The Elements of that Program;

C.	The Relationship among the Program Elements;

D.	The Competitive Frames of Reference (“benchmarks”) that we have reviewed in designing our Compensation Program; and

E.	The Tax and Accounting Considerations affecting our Compensation Program.

A. The Parties

During fiscal 2008, three sets of participants, the ECC, BJ’s management, and the outside consultants, contributed to the design of our executive compensation program. The role of each of these parties is discussed in this section:

1. BJ’s Executive Compensation Committee

The ECC meets regularly to address compensation matters throughout the year. BJ’s CEO regularly attends ECC meetings to present compensation proposals and to provide input to the ECC. The ECC meets in executive session, without management present, when reaching final decisions on the individual elements of executive compensation. A more detailed description of the responsibilities of the ECC is set forth under the caption “The Board of Directors and its Committees—Executive Compensation Committee” on page 8.

2. BJ’s Management

On an annual or semi-annual basis, BJ’s CPO (a position formerly known as the SVP, Director of Human Resources) commissions a competitive analysis by management’s compensation consultant, Watson Wyatt, as described in more detail on page 25. The CPO makes recommendations to BJ’s CEO based on the report findings and other factors such as performance, tenure, and equity among the NEOs. The CEO in turn makes recommendations to the ECC on specific salary levels for the NEOs (other than for the CEO).

From time to time, the CEO recommends to the ECC modifications to BJ’s short- and long-term incentive compensation programs, including recommendations relating to equity-based compensation programs for the NEOs to achieve better alignment with BJ’s business goals or with BJ’s peer group.

Throughout 2008, Herbert J Zarkin served as BJ’s Chairman and CEO, and actions taken in 2008 “by the CEO,” as discussed herein, were taken by Mr. Zarkin. Mr. Zarkin is referred to by name when we discuss matters that relate to him personally, rather than to the CEO more generally.

3. Outside Compensation Consultants—Watson Wyatt, Towers Perrin and Sibson Consulting

Watson Wyatt serves as the consultant to management. In this capacity, they:

•	Provide management with comparable market data to assess the competitiveness of BJ’s compensation program;

•	Apprise management of regulatory changes that may have an impact on design and/or administration of plans; and

•	Review management’s recommendations regarding program design in the context of market practice and regulatory compliance.

The ECC retains the services of Towers Perrin as the compensation consultant to the ECC. In this capacity, they:

•	Assist in the compilation and interpretation of marketplace CEO and director compensation information;

•	Provide input to the ECC on peer group selection for compensation benchmarking purposes;

•	Counsel the ECC on competitive market practices with respect to senior management plan design and market trends; and

•

Perform analyses on an “as needed” basis on compensation proposals submitted by BJ’s CEO to the ECC or other related projects initiated by the ECC, including, for example in 2008, an analysis of BJ’s top six senior management positions (including the CEO).

In 2008, the ECC also retained Sibson Consulting to perform an independent, one-time project to assess the peer groups used by Watson Wyatt and Towers Perrin, to review the compensation of the NEOs, and to evaluate the fit between our compensation philosophy and the compensation pay mix and vehicles used to compensate our executives. While we believe that a “fresh look” at our programs by an independent party was appropriate after a number of years of using the same advisors, this project, completed in June 2008, did not affect or result in any changes to our compensation awards for 2008 or to our overall compensations program.

B. Compensation Elements

Our NEOs are eligible to receive: a base salary; annual cash incentives under the MIP; long-term cash incentives under the GIP; long-term equity incentives, including both options and restricted shares, under our 2007 Stock Incentive Plan; retirement benefits; additional benefits and perquisites; and payments and benefits in the case of an occurrence of a change of control.

We discuss each of these components in this section, and then outline how the ECC views the interrelationship among the elements. For a discussion and analysis of how these elements of compensation were awarded to our NEOs with respect to 2008, see the section below entitled “Compensation Actions Relating to Fiscal 2008” beginning on page 28.

1. Base Salary

Each NEO receives a base salary to attract and retain management talent to BJ’s with the experience and skills necessary to succeed in our business model. The CPO provisionally slots each newly hired executive into a salary grade based on internal roles and responsibilities. A proposed salary is established for each grade, and Watson Wyatt provides competitive rates of pay for each role to confirm the provisional slotting. The ECC makes the final decision as to an individual’s initial salary within the competitive range based upon a variety of factors, most notably the executive’s skills and experience level.

Thereafter, changes to base salary levels are driven primarily by individual performance and/or changes to the scope of the position, while remaining consistent with market peers:

•

Named Executive Officers (Other than the Chairman and the CEO): The CEO discusses the performance of each NEO with the ECC and, after consultation with the CPO, makes annual salary increase recommendations. These recommendations are at the CEO’s discretion and are based on his or her overall subjective evaluation of the individual’s performance, as well as the NEO’s base pay and total compensation relative to competitive market information as provided by Watson Wyatt. The ECC considers the input from the CEO, may review relevant data from Towers Perrin on an as needed basis, and has final approval for all NEO salary increases.

•

Chief Executive Officer: In conjunction with the Chairman and the CPO, and with input from Towers Perrin as needed, the ECC sets the annual compensation for the CEO (when the CEO is not also the Chairman).

•	Chairman: Under his contract Mr. Zarkin’s salary is set for the three-year term of that agreement.

2. Annual Incentive—the Management Incentive Plan

Under the MIP, NEOs and other members of management are eligible to receive annual cash awards based upon the achievement of annual financial performance goals.

At the beginning of each year, the ECC establishes the MIP performance goals and corresponding target awards. In recent years, including 2008, the ECC has established the target for NEOs based on year-over-year increases in sales and net income. We believe these metrics most closely tie the compensation of our NEOs to the performance of our business on an annual basis.

There is additional flexibility to set targets under the MIP plan document. The goals may be based on one or more objective criteria: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such goals, criteria and target awards may (i) be absolute or relative in their terms or measured against or in relationship to other companies or a market index, (ii) vary among participants and (iii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works. The MIP allows the ECC to determine in its sole discretion any adjustments deemed appropriate to increase or decrease the value of a payout in response to unusual and nonrecurring events. However, the ECC cannot make any adjustments for the sole purpose of increasing the incentive award payout to the CEO and other NEOs at the end of an award period, other than in the case of certain identified events. (A proposal seeking to make amendments to the MIP, including to the list of identified events, is set out on page 43.) No executive officer may receive a MIP award payout in a calendar year in excess of the lesser of (i) 100% of his or her earned base compensation or (ii) $1,500,000.

There is no individual performance component of the MIP. In establishing the performance targets the ECC holds discussions with the CEO to gain his or her perspective on achievable goals, and reviews the previous year’s performance and the reasonableness of the performance standard set for the coming year or cycle.

We seek to set the level of target award in the context of the market for our executives’ services and to be competitive (generally targeted at the 50th to 75th percentile) with BJ’s peer group. In the recent past, the annual target award for the CEO is 75% of base salary, with a maximum payment of 100% of salary. (Mr. Zarkin did not participate in the MIP in 2008.) The President’s target award (if he or she is not also the CEO) is 50% of base salary, up to a maximum of 100% of base salary. Other NEOs’ annual targets awards are 30% of base salary, with a maximum of 60% of base salary. The targets for the CEO and the President exceed that of the other NEOs to recognize their leadership roles at BJ’s and market norms.

MIP awards at target reward the executive team for BJ’s annual achievement of key strategic objectives. The ECC reviews the payout calculations after the year’s financial results have been audited. Incentive award payments above target reward the executive team for delivering results above plan. MIP payments are scaled from target down to zero when financial results are below plan.

The history of payments under the MIP for the last five years is set out in the table below.

YEAR	MIP PAYMENT AS PERCENT OF TARGET
2004	112.0%
2005	63.5%
2006	5.3%
2007	140.6%
2008	150.1%

The MIP targets and dollar awards for the NEOs in 2009 are discussed in more detail on page 44.

Long-term Incentives—General Comments

BJ’s long-term incentive program includes both equity and cash components. Long-term incentives are designed to enhance the ability of BJ’s: (i) to hire and retain individuals of exceptional managerial talent necessary to manage optimally BJ’s warehouse club retail format, (ii) to align rewards with shareholder gains, and (iii) to be competitive with the market benchmarks that we target. The awards to the NEOs are generally based on the level of responsibility, the contribution towards BJ’s performance, and a survey of competitive compensation data provided by management’s consultant, Watson Wyatt.

While our 2007 Stock Incentive Plan authorizes the grant of a range of equity awards, the ECC has made only grants of options and/or restricted shares in recent years and granted only restricted shares in 2008. In determining the size of an equity grant, normally made in May of each year, except in the case of a mid-year promotion, the ECC considers the performance of BJ’s during the previous year (which by May is supported by audited financials), the plan for the current year and the competitive equity awards being granted in the marketplace. The grant price is normally the closing price on the date of grant. The ECC generally has not made equity grants during black-out periods under BJ’s insider trading policy.

3. Stock Options

Stock options are primarily awarded to align executive interests with those of BJ’s shareholders. The vesting of awards provides significant retention value, particularly when the value of the stock has increased relative to the price of the option when initially granted. Options are granted with a strike price equal to the closing price of BJ’s shares as of the grant date, generally vest pro-rata over a three or four-year period and have a ten-year term. This design is common among our peer companies, as well as the broader market.

4. Restricted Stock

The ECC believes restricted stock provides a direct link to shareholder value creation, financial and operational performance, and provides an appropriate balance of risk and reward. Under our 2007 Stock Incentive Plan, restricted shares that vest solely based on the passage of time must vest over a period of 36 months, unless they are part of a designated and limited pool of shares. Restricted stock may contain a performance hurdle to become vested.

5. BJ’s Growth Incentive Plan

The GIP is intended to provide executives of BJ’s with cash awards based upon BJ’s growth and performance and to encourage retention of executives. However, as set out in more detail below, we did not make a GIP award in 2008 and do not anticipate making such awards in 2009.

As with the MIP, GIP awards may be based on one or more objective measures of performance. The applicable measure is selected by the ECC at the beginning of each three-year award period. The GIP allows the ECC to determine, in its sole discretion, any adjustments deemed appropriate to increase or decrease the value of a payout in response to specified events. However, the ECC cannot make any adjustments for the sole purpose of increasing the incentive award payout to the CEO and other NEOs at the end of an award period, other than in the case of certain identified events. No individual award payment under the GIP can exceed $2,500,000 in any calendar year. A proposal seeking to make amendments to the GIP, including to the list of identified events, is set out beginning on page 46.

Under the employment agreement negotiated at the time he accepted the position of interim CEO, Mr. Zarkin does not participate in the GIP. All other NEOs are eligible to participate in the GIP, and in years when awards were made, we have awarded a specific number of performance units based on the historical awards provided to our NEOs.

In each of 2006 and prior years, the ECC established new three-year GIP grants. The awards had performance targets that generally required compound annual growth in net income of 8-10%. Each award was expressed in “units,” with the target value of one unit ranging from .020% to .025% of the cumulative incremental income improvement for the performance period over the base year, with the base year defined as the year immediately preceding the three-year performance period. More specifically, GIP awards granted to BJ’s executive officers in 2006 were based on cumulative net income improvement for BJ’s over the base year for the three-year period ended January 31, 2009. Payments based on awards granted under the GIP in 2006 would be payable, if at all, in cash in April 2009, contingent on employment continuing through January 31, 2009. The target threshold was not met, and no payout was made. This was the third consecutive year in which no payout was made under the GIP program, and the fourth out of the last five years with no payout under the GIP.

For the 2007-2009 cycle of the GIP, the ECC authorized the use of a slightly different formula, to set a high, but achievable, bar. Specifically, the target was set as a sum of net income in 2007, 2008 and 2009, where the net income for 2007 was that year’s plan income and the net income for 2008 and 2009 were 8% compound increases over 2007. If the target is met, the target incentive will be paid. Payments scale up for performance above target, and down for performance below target, reaching zero at 93.75% of target. Payments based on awards granted under the GIP 2007-2009 cycle will be payable, if at all, in cash in April 2010, contingent on employment continuing through January 30, 2010. Given BJ’s performance in the first two years of this cycle under the leadership of our new management team, the ECC currently believes that the payment of awards under the GIP for the 2007-2009 cycle is probable at or above the target payout.

The ECC did not grant GIP awards for the 2008-2010 cycle. As discussed below on pages 30-31, in lieu of a GIP opportunity, the NEOs were granted time-based and performance-based restricted stock equal to one-half of the target GIP award based on our share price on the date the shares were issued. We do not anticipate granting GIP awards for a 2009-2011 cycle.

6. Retirement Benefits available to NEOs and other BJ’s employees

A. 401(k) Plan: BJ’s offers a 401(k) plan to all of its eligible employees through which they can defer a portion of their cash compensation. The CEO and all other NEOs who are participants in the 401(k) plan are considered highly compensated employees and are limited to deferring up to 7% of their cash compensation on a pre-tax basis, up to the annual maximum allowed under law. BJ’s matches the first 5% of the participant’s contributions as follows: 100% on the first 1% of contributions and 50% on the next 4% of contributions. BJ’s contributions vest in equal annual installments over the first four years of employment. The plan provides the participants with diversified investments into which they may direct their contributions.

B. Executive Retirement Plan (“ERP”): The ERP is designed to enhance our ability to hire and retain the required executive talent by providing a program through which BJ’s contributes amounts toward retirement over and above the matching contributions of the 401(k) plan. The ECC authorizes an annual contribution on an “after-tax” basis on behalf of all executives at the level of Assistant Vice President and above, and has sole discretion to determine the amount of the contribution provided that the contribution is at least 3% or more of the participant’s base salary earned in the prior fiscal year. The contribution is deposited into an investment account that is part of a Group Variable Universal Life Insurance certificate. Since the ERP’s inception, the ECC has voted a contribution amount equal to 5% of the base salary earned through fiscal year end. Contributions are accumulated and held in an account and vest in full at the end of the fiscal year in which four years of service are achieved. After the vesting criterion is met, the executive can invest the account balance among a diversified investment portfolio. Withdrawal from the executive’s account during the course of an executive’s employment would cause future contributions to be forfeited.

7. Additional Benefits and Perquisites

BJ’s provides the NEOs with a mix of benefits and perquisites as follows:

A. Perquisites. BJ’s provides its NEOs with: auto allowance, physical, annual tax preparation and financial counseling and estate planning. As set out on the table on page 34, the value of these perquisites is relatively modest.

In addition, in March 2007, the Board of Directors adopted a policy requiring, to the extent practical, that Mr. Zarkin travel by private aircraft on business and personal matters to improve security, efficiency and productivity. Accordingly, BJ’s provides Mr. Zarkin the use of jet aircraft as an expedient and efficient means to commute to work and to travel to various company, and other, locations that are dispersed over a broad geographic area.

B. Deferred Compensation. BJ’s allows NEOs to defer the receipt of compensation to a later date on a tax-deferred basis. This plan is described on page 36.

C. Group Insurance Plans. BJ’s provides all eligible employees with a comprehensive mix of insurance benefits which include medical, dental, basic life (to a maximum of $100,000), supplemental life (to a maximum of $500,000), disability, business travel accident, and accidental death and dismemberment. NEOs also receive executive life (2x the executive’s base salary, up to $2.5 million).

8. Change of Control and Other Termination Benefits

The ECC recognizes that the possibility of a change of control or potential change of control of BJ’s may result in the departure or distraction of management to the detriment of BJ’s and its shareholders and wishes to assure the executive a fair compensation arrangement when the executive’s employment is continued or involuntarily terminated following a change of control or potential change of control.

It is BJ’s intention to provide severance and change of control benefits that are consistent with market practice. Management, with the assistance of Watson Wyatt, reviews severance and change of control program provisions against market trends from time to time to ensure continued alignment with peer companies, and makes recommendations to the ECC as necessary to maintain BJ’s competitive position.

In January 2006, management’s compensation consultant, Watson Wyatt, conducted a competitive review and assessment of BJ’s Change of Control Severance Benefit Plan for Key Employees and Change of Control Severance Agreement based on then-current market practices. No additional review was conducted in 2007 and

2008. The 2006 review benchmarked our severance and change of control benefits against those of the following discount retail and large grocery companies that are similar in scope and size to BJ’s: AutoZone, Circuit City, Costco Wholesale, Dillards, Dollar General, Family Dollar Stores, Kohl’s, PetSmart, Publix Super Markets, Safeway, Staples, and Target.

As a result of that review, Watson Wyatt found the key program elements of our plan, including eligibility for participation, severance benefit levels and benefit continuation timeframes, to be within competitive market practice of the companies listed above. In addition, BJ’s provision to cap certain change of control benefits to eliminate the potential for triggering excise tax is consistent with a trend away from 280G tax gross-ups.

The specific Employment and Severance Agreements and Change of Control Severance Benefits for our NEOs are discussed on pages 37-41.

C. Relationship among the Compensation Program Elements

There are three key objectives for our executive compensation program, and each component of the compensation program addresses one or more of those objectives and attributes, as follows:

Objective	Base Salary	Annual Incentive (MIP)	Long Term Incentives (GIP and Equity)	Retirement, Perquisites, and Termination/ Change of Control Benefits
Hire and retain key talent	Ö	Ö	Ö	Ö
Integrate compensation with the achievement of BJ’s annual and long-term goals		Ö	Ö
Link management’s interests with shareholders over the long term			Ö

While there is no set allocation between or among the various elements, the elements of the compensation plan are interwoven, and these inter-relationships are taken into account in establishing the target compensation for our NEOs:

•

Base salary is the primary vehicle for providing NEOs a source of fixed income. As discussed above, the ECC evaluates market data along with the CEO’s input on individual performance to provide market competitive base salary levels (along with benefits and perquisites), which are critical in attracting, retaining and motivating talented executives.

•

MIP awards are set as a percentage of base pay, and as such, salary decisions impact annual incentive opportunities. Taking these annual payments together, BJ’s seeks to provide meaningful levels of annual incentive opportunities that would be sufficient to drive performance. Total cash compensation levels (base + target MIP) are evaluated against market benchmarks to ensure the compensation is at an appropriate level to retain a talented executive team and at our target compensation of the 50th to 75th percentile of our peer companies.

•

While BJ’s financial performance in any given year is used to calculate the MIP for that year, each year’s performance is also used to calculate multiple awards under the GIP program. As a result, there is a relationship between MIP and GIP payment levels, versus their targets, over time. In addition, given the three-year structure of the GIP program, one weak year makes it difficult to achieve the targets set for the cycle. Similarly, one strong year increases the likelihood of an eventual payout.

•

Long-term incentives are not directly tied to the other elements of the compensation program, but are an important component when evaluating our compensation packages against competitive benchmarks and our desired competitive range, and most directly link NEO compensation and long-term gains for our shareholders.

D. Competitive Frames of Reference

We consider a variety of internal and external criteria and data in arriving at pay decisions. Competitive frames of reference are utilized as a tool to make the following decisions:

•	Competitive pay opportunities for the services of our NEOs;

•	Alignment of incentive targets with performance;

•	Appropriateness of our long-term incentives, both from a vehicle and competitiveness standpoint; and

•	Appropriateness of mix of pay in terms of fixed versus variable and short-term versus long-term incentives.

Watson Wyatt Data

In 2007, management received benchmarking data from Watson Wyatt (set out in the following table) that was used in setting NEO compensation. Watson Wyatt’s market assessment for NEOs was based on base salary, total cash compensation (base salary plus annual incentives) and total direct compensation (total cash compensation plus long term incentives) from the following group of peer organizations. This group of organizations was established in 2006 by Watson Wyatt based on industry and financial criteria. In 2008, management requested Watson Wyatt update to June 1, 2008 the base salary and total cash compensation data collected in 2007.

In addition, during 2008, Watson Wyatt provided updated market data for the CEO position for management to reference in evaluating and recommending a compensation package for Ms. Sen upon her promotion to CEO, effective February 1, 2009. This assessment was based on the same peer group used in the 2007 executive compensation assessment along with data from two published survey sources, Watson Wyatt 2007/2008 Top Management Compensation Survey and William Mercer 2008 Executive Compensation Survey. Survey data was representative of the Wholesale/Retail sector and was regressed based on $9 billion revenue. Market data included base salary, total cash compensation and total direct compensation.

The peer group analysis is set out in the following table:

Peer Company	Financial Statistics (for 2007)
	Revenue ($ millions)	Net Income ($ millions)	Market Cap ($ millions)
Advance Auto Parts Inc.	4,616.5	231.3	3,649.5
Autozone Inc.	6,169.8	595.7	8,206.1
Barnes & Noble Inc.	5,261.3	150.5	2,536.6
Big Lots Inc.	4,743.0	124.0	2,439.1
Circuit City Stores Inc.	12,429.8	-8.3	1,336.9
Dillards Inc.	7,803.6	245.6	1,849.6
Dollar General Corp.	9,169.8	137.9	—	(1)
Family Dollar Stores Inc.	6,834.3	242.9	3,734.0
Kohl’s Corporation	15,544.2	1,108.7	17,468.8
Longs Drug Stores Corp.	5,097.1	74.5	1,982.8
OfficeMax Inc.	8,965.7	91.7	2,385.6
RadioShack Corp.	4,777.5	73.4	2,703.0
Staples Inc.	18,160.8	973.7	16,727.7
Supervalu Inc.	37,406.0	452.0	8,176.3
Whole Foods Market Inc	5,607.4	203.8	6,885.4

75th Percentile	10,799.8	348.8	7,853.5
Median	6,834.3	203.8	3,176.3
25th Percentile	5,179.2	107.9	2,399.0

BJ’s Wholesale Club, Inc. .	8,480.3	72.0	2,343.2
Percent Rank	61.3%	7.0%	22.2%

(1)	Dollar General was purchased by private investors in July 2007.

Towers Perrin Data

In 2008, Towers Perrin utilized two data sources to develop competitive market data for BJ’s top six senior management positions (including the Chief Executive Officer) for the ECC:

•	Primary Source: As set out in the first table below, 2008 proxy filings for 14 peer organizations (reflecting 2007 compensation levels); and

•	Secondary Source: As set out in the second table below, published compensation surveys for the retail/wholesale and general industries.

This data was in addition to the Watson Wyatt data provided to the ECC, which also included specific data on competitive compensation levels for BJ’s top six senior management positions (including the Chief Executive Officer).

Primary Source: 2008 proxy filings of the following 14 retail/wholesale companies within a reasonable range of revenues to BJ’s:

		Peer Company Financials(1)
Peer Company	Fiscal Year End	Revenue ($ Millions)	Market Cap(2) ($ Millions)	Net Income ($ Millions)
Big Lots Inc.	Jan08	$4,656.3	$2,234.9		$158.5
Circuit City Stores Inc.	Feb08	$11,743.7	$798.1	-$	319.9
Dollar Tree Inc.	Jan08	$4,242.6	$2,837.2		$201.3
Family Dollar Stores Inc.	Aug07	$6,834.3	$2,989.5		$242.9
Great Atlantic & Pacific Tea Co. Inc.	Feb08	$6,401.1	$1,571.4	-$	160.7
Kohl’s Corporation	Jan08	$16,473.7	$15,166.4		$1,083.9
Nordstrom Inc.	Jan08	$9,120.0	$7,792.5		$715.0
Office Depot Inc.	Dec07	$15,527.5	$3,463.0		$395.6
OfficeMax Inc.	Dec07	$9,082.0	$1,386.8		$207.4
Ross Stores Inc.	Jan08	$5,975.2	$4,486.7		$261.1
Staples Inc.	Jan08	$19,372.7	$15,290.6		$995.7
SUPERVALU Inc.	Feb08	$44,048.0	$7,017.2		$593.0
TJX Companies Inc.	Jan08	$18,647.1	$13,788.5		$771.8
Whole Foods Market Inc.	Sept07	$6,591.8	$4,576.4		$182.7

25th Percentile		$6,448.8	$2,385.5		$187.4
Median		$9,101.0	$3,974.8		$252.0
75th Percentile		$16,237.2	$7,598.6		$684.5

BJ’s Wholesale Club, Inc.	Jan08	$9,005.0	$2,301.8		$122.8
Percent Rank		46%	24%		15%

(1)	Peer company financials represent the most recent fiscal year end data available as of the date of the analysis and were extracted from S&P’s Research Insight Financial Database.
(2)	Market capitalization as of April 2008.

The selection of companies is reviewed periodically by the ECC to reflect changes in BJ’s financial and operating structure as well as to capture changes that might have occurred at the peer companies (e.g., mergers, acquisitions, etc.).

Secondary Source: Published compensation surveys for the retail/wholesale and general industries including:

Survey Title	Total Survey Participants	Data Cut	Data Utilization
2007 Mercer U.S. Retail Compensation & Benefits Survey	189 retail organizations	Retail organizations with annual revenues greater than $2.5 billion

2008 Mercer U.S. Benchmark Database—Executive	2,579 general industry organizations	General industry organizations with annual revenues of $5 - $10 billion	Provided supporting competitive market data for the top six senior management positions (including the Chief Executive Officer) to the ECC for base salary and total cash compensation
2007/2008 Watson Wyatt Survey Report on Top Management Compensation	162 retail/wholesale organizations	Retail/wholesale sector total sample

2007/2008 Watson Wyatt Survey Report on Top Management Compensation	2,075 for-profit general industry organizations	General industry organizations (excluding financial services) with annual revenues greater than $5 billion

E. Tax and Accounting Considerations

Internal Revenue Code Section 162(m) (“Section 162(m)”). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that BJ’s may deduct in any one year with respect to certain of the NEO’s. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The ECC reviews the potential effect of Section 162(m) periodically and, in general, structures and administers the compensation for our NEO’s in a manner intended to comply with the performance-based compensation exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under BJ’s incentive plans will be treated as qualified performance-based compensation under Section 162(m). The ECC reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the ECC believes such payments are appropriate and in the best interests of BJ’s and its shareholders, after taking into consideration changing business conditions, extraordinary events and the performance of its executives. For example time-based restricted stock awards granted under the 2007 Stock Incentive Plan do not qualify as performance-based compensation.

FAS 123R. On January 29, 2006, we began accounting for share-based payments, including stock options and restricted shares, pursuant to FAS 123R.

Internal Revenue Code Section 409A (“Section 409A”). All awards issued under the 2007 Stock Incentive Plan are intended to comply with Section 409A of the Code.

III. Compensation Actions Relating to Fiscal 2008

BJ’s did not make any changes to our NEOs during the course of the year, and the same individuals are identified in this report as NEOs as were our NEOs last year. On February 1, 2009, Ms. Sen became our Chief Executive Officer (as well as retaining the title of President). Since 2007, and throughout 2008, the following served as BJ’s NEO’s:

•

Herbert J Zarkin, our Chairman, assumed the position of interim CEO in November 2006 and subsequently signed a three-year contract as Chairman, CEO and President on February 28, 2007. Mr. Zarkin has been a director of BJ’s since November 1996 and Chairman of the Board since 1997. From 1993 to 1997, he served as President, CEO and a Director of Waban Inc., which operated BJ’s as well as HomeBase, another warehouse merchandising business.

•

Laura J. Sen, a 15 year veteran of BJ’s, with 30 years experience in mass retailing, reassumed the position of Executive Vice President, Merchandising and Logistics on January 4, 2007 after a four-year absence from BJ’s. She had previously served in that same role from 1997 to 2003 and prior to that time served in a number of roles in our merchandising and logistics operations. On January 15, 2008, the Board elected Ms. Sen President and Chief Operating Officer of BJ’s, and effective February 1, 2009, she was promoted to President and CEO.

•

Frank D. Forward was a member of the team that formed BJ’s Wholesale Club as a development stage business in 1984, and has been with BJ’s continuously since that time. He served as Executive Vice President and Chief Financial Officer of BJ’s from 1997 until May 2005, when he was named Chief Administrative Officer. As of December 2005, Mr. Forward was appointed BJ’s Interim Chief Financial Officer. Effective January 8, 2007, Mr. Forward signed a three-year contract to reassume the CFO position.

•

Thomas F. Gallagher has more than 30 years of experience in retail operations. He began his career with BJ’s in 1991 as a regional manager, advancing through positions of increasing responsibility in operations, both at BJ’s and HomeBase. Prior to his promotion to Executive Vice President, Operations, on January 29, 2007, he served as BJ’s Senior Vice President of Operations.

•

Lon F. Povich joined BJ’s on February 26, 2007, as Senior Vice President, General Counsel and Secretary. For the 11 years prior to his appointment, he served as General Counsel at The Boston Consulting Group, an international strategy consulting firm. Mr. Povich was promoted to Executive Vice President on June 4, 2007.

The following five sections outline the compensation that the ECC established for our NEOs in 2008.

1. Base Salaries in 2008

Executive and Position	Salary at Start of Fiscal Year	Salary at End of Fiscal Year	Comments
Herbert J Zarkin Chairman of the Board and Chief Executive Officer	$975,000	$975,000	Mr. Zarkin’s salary is fixed over the three-year term of his contract.

Laura J. Sen President and Chief Operating Officer	$675,000	$675,000	Ms. Sen’s salary was increased at the time of her promotion to President and COO on January 15, 2008 and not changed during the course of the year. (Her salary was increased to $900,000 upon her promotion to CEO on February 1, 2009.)

Frank D. Forward Executive Vice President and Chief Financial Officer	$450,000	$470,000	Mr. Forward received an increase in May 2008 to bring his salary closer to market peers. His salary had not been increased since January 2007.

Thomas F. Gallagher Executive Vice President, Club Operations	$425,000	$460,000	Mr. Gallagher received an increase in May 2008 to bring his salary in line with market peers.

Lon F. Povich Executive Vice President, General Counsel and Secretary	$375,000	$395,000	Mr. Povich received an increase in May 2008 to bring his salary in line with market peers.

2. 2008 Management Incentive Plan

For 2008, the MIP for the NEOs was based two-thirds on the achievement of BJ’s 2008 net income goal of $118,000,000, and one-third on achievement of the 2008 merchandise sales goal of $8,308,683,000, for all of our club locations, other than locations opened during the current fiscal year. The formulation of the 2009 MIP is consistent with the structure of past plans and is aligned with our long-term growth model of 10-15% improvement, annually, in earnings per share.

The table below indicates each NEO’s 2008 target award and the actual award paid based on the accomplishments against goals. Actual net income was 13% above the goal for the year, while sales were 1% below the goal.

Executive and Position	Target Award (% of Salary)	Target Award	Actual Incentive Award Paid (Paid in March 2009)	Actual Award As a % of Target Award
Herbert J Zarkin Chairman of the Board and Chief Executive Officer	Did not participate	n/a	n/a	n/a

Laura J. Sen President and Chief Operating Officer	50%	$337,500	$506,493	150.1%

Frank D. Forward Executive Vice President and Chief Financial Officer	30%	$139,039	$208,659	150.1%

Thomas F. Gallagher. Executive Vice President, Club Operations	30%	$134,567	$201,947	150.1%

Lon F. Povich Executive Vice President, General Counsel and Secretary	30%	$116,539	$174,892	150.1%

3. Growth Incentive Plan

The net income profit improvement threshold for the GIP 2006-2008 performance cycle of $449,428,000 (excluding stock option expenses as required by FAS 123) was not achieved and no payouts were made for this performance cycle.

In 2008, the ECC did not grant GIP awards to BJ’s executive officers. In lieu of these grants, the NEO’s were granted a number of restricted shares as explained in the next section.

4. 2008 Equity-based Compensation

In designing the equity compensation program for 2008, the ECC was cognizant of several factors within our overall strategy of providing market-based compensation to our management team: (i) long term incentives are the best way to align management performance and shareholder value, (ii) in 2007, we had made both one time grants and annual grants of a size necessary to attract and/or retain the management team necessary to lead the turnaround at BJ’s, (iii) the GIP plan had paid out a long-term incentive for our executive team only once in the last five years, and thus served as a very weak incentive, and (iv) a grant of restricted stock will always have some value, and thus grants of restricted shares need not replace a full GIP payment at target.

Accordingly, in May 2008 the ECC approved for each NEO (other than Mr. Zarkin, who received no such grant) time-based and performance-based restricted shares calculated under the following principles:

•

In calculating the 2008 annual grant, the number of shares to be awarded was determined by taking the dollar value of the shares awarded as the May 2007 annual grant and awarding a number of shares (given the share price on the date of the 2008 grant) equal to 75% of that dollar amount. We believe that although the share grants in 2007 were appropriate and consistent with our methodology, they were on the higher end of the range, and that 75% of the 2007 value was appropriate for 2008.

•

In lieu of a GIP program for 2008, we awarded a number of shares equal to 50% of the value of the target GIP award in the 2007-2009 program, divided by the share price on the date of the 2008 grant. Given the inherent value of the restricted shares, the ECC believed that granting shares equal to 50% of the GIP target struck the correct balance between risk and reward, as restricted shares are more likely to have some value (in contrast to our recent history of failing to make payments under four of the last five GIP programs), and for the share grant to have a value equal to the target award levels of GIP programs, the Company’s stock price would need to significantly increase, resulting in a significant benefit to our shareholders and our NEOs.

Specifically, in 2007 each EVP received an annual grant of 20,000 shares with a value on the grant date of $37.16 per share, for a total value in dollars of $743,200. Seventy-five percent of that dollar value is $557,400. On May 22, 2008, the date of the 2008 grant of shares, our share price was $38.79, resulting in a grant for this component of approximately 14,370 shares ($557,400/$38.79). Similarly, the EVP target GIP award has, for many years, been $200,000. Fifty percent of that amount is $100,000, which, to avoid partial shares, was rounded up to $100,854. That amount is equivalent to 2,600 shares, given the May 22, 2008 closing price of our stock ($100,854/$38.79). Summing 14,370 and 2,600, in 2008, our EVPs each received a grant of 16,970 shares of restricted stock.

Although we had no President and COO in 2007, based on our prior compensation programs, we calculated that if the position had been filled in 2007, the value of the 2007 annual share grant to BJ’s President would have been slightly in excess of $1,000,000, and the target GIP award would have been approximately $300,000. To avoid a grant of partial shares, seventy-five percent of the 2007 share grant was set at $775,800 and equivalent to 20,000 shares at the May 22, 2008 price of $38.79, and one-half of the GIP target award was set at $150,311, which was equivalent to an additional 3,875 shares, for a total grant of 23,875 restricted shares. In addition, to recognize her promotion in January 2008, Ms. Sen received a one-time grant of 25,000 shares in May 2008.

While restricted shares may increase or decrease in value as a result of market performance of our stock, the ECC believed that it was important to add an additional performance hurdle of a cumulative three-year net income or cumulative earnings per share improvement as to one-half of the May 2008 restricted share grants to our NEOs. (No performance hurdle was included in Ms. Sen’s one-time grant.) There is a down slope on the vesting such that if BJ’s fails to meet the total dollar amount of the three-year net income improvement or earnings per share improvement, fewer shares will vest. No shares will vest if BJ’s falls short of the total three-year net income improvement by approximately 3.85% or short of the earnings per share improvement by approximately 9.0%. Given BJ’s performance in the first year of the three-year cycle, we believe that it is probable that the target three-year net income improvement will be met.

Displayed in tabular form, in 2008 BJ’s NEOs received the following restricted stock awards:

Executive and Position	Grant Subject to Performance Hurdle	Grant Subject to Continued Service		Total Grant
Herbert J Zarkin, Chairman of the Board and Chief Executive Officer	0	0		0
Laura J. Sen, President and Chief Operating Officer	11,937	36,938	(1)	48,875
Frank D. Forward, Executive Vice President and Chief Financial Officer	8,485	8,485		16,970
Thomas F. Gallagher, Executive Vice President, Club Operations	8,485	8,485		16,970
Lon F. Povich, Executive Vice President, General Counsel and Secretary	8,485	8,485		16,970

(1)	Includes Ms. Sen’s grant of 25,000 shares to recognize her promotion.

5. Executive Retirement Plan

On February 4, 2009, the ECC approved retirement contributions for fiscal 2008 of five percent (net of taxes) of base salary for executive officers of the Company under the ERP.

6. 2008 Target Compensation

The following table outlines each NEO’s position versus market median estimated as of May 2008 by Watson Wyatt based on their compensation assessment data discussed beginning on page 25. For BJ’s, the table includes information for base salary (using the actual base salary of BJ’s NEOs for 2008), total target cash compensation (base + target MIP) and total target direct compensation (base + target MIP + target GIP and actual equity awards made during 2008).

Position vs. Peer Group Median (50th Percentile, i.e. 100% is equal to Peer Group Median)

Executive and Position	Base	Total Cash Compensation	Total Direct Compensation
Herbert J Zarkin. Chairman of the Board and Chief Executive Officer	104%	82%	23%
Laura J. Sen. President and Chief Operating Officer	95%	83%	92%
Frank D. Forward. Executive Vice President and Chief Financial Officer	77%	60%	79%
Thomas F. Gallagher. Executive Vice President, Club Operations	100%	87%	88%
Lon F. Povich. Executive Vice President, General Counsel and Secretary	99%	78%	102%

•

BJ’s base salaries are generally competitive with market median and consistent with the compensation philosophy targeting compensation between the 50th and 75th percentile of the median of the peer group. All of BJ’s NEOs are at approximately the 50th percentile, with the exception of Mr. Forward, who is below the median.

•

Total Cash Compensation reflects the ECC’s goal of integrating annual performance and NEO compensation and is below the median of the peer group for all NEOs. In addition, Mr. Zarkin does not participate in the MIP program, which reduced his TCC.

•

As discussed in detail in our report last year, when we reassembled our management team in 2007, each of our NEO received one-time grants of restricted shares and options. Those one-time grants were included in full in last year’s Total Direct Compensation (“TDC”) and are not included in this year’s expression of TDC. In addition, since that time, Mr. Zarkin has received no additional grants of shares. And, as set out above, this year we used 75% of the dollar value of the 2007 restricted share grant and 50% of the GIP target from 2007 to calculate the long-term award in 2008. This placed all of our NEOs somewhat below the median, with the exception of Mr. Povich, who is at median. In addition, while Ms. Sen’s TDC is approximately at the median, her TDC also includes the 25,000 restricted shares she received in recognition of her promotion to President and COO.

IV. Closing Comments

Taken as a whole, BJ’s believes that it has put in place a management team to continue to lead BJ’s turnaround and to well-position BJ’s for the future. Using our traditional compensation elements, the ECC has created an incentive package for BJ’s NEOs that the ECC believes is in the best interest of our shareholders and consistent with market practices of peer companies.

Executive Compensation Committee Report

The Executive Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with BJ’s management. Based on this review and discussion, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Executive Compensation Committee of the Board of Directors of BJ’s Wholesale Club, Inc.

S. James Coppersmith, Chair

Christine M. Cournoyer

Edmond J. English

Michael J. Sheehan

Compensation of Executives

The following table shows the compensation paid during the last three fiscal years to our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers as of January 31, 2009. These five people are referred to in this proxy statement as our named executive officers, or NEOs.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compen- sation ($)(4)	All Other Compen- sation ($)(5)	Total ($)
Herbert J Zarkin	2008	975,000	—	2,785,274	—	—	568,126	4,328,400
Chairman of the Board and Chief Executive Officer	2007	975,000	—	4,958,745	312,214	975,000	905,885	8,126,844
	2006	625,961	—	1,204,218	1,172,500	—	612,071	3,614,750

Laura J. Sen(6)	2008	675,000	—	1,017,177	337,491	506,493	87,833	2,623,994
President and Chief Operating Officer	2007	462,981	—	466,144	304,638	206,237	61,572	1,501,572

Frank D. Forward	2008	463,462	—	749,471	491,904	208,659	66,297	1,979,793
Executive Vice President and Chief Financial Officer	2007	450,000	—	599,631	926,495	189,811	65,871	2,231,808
	2006	419,346	—	98,933	369,375	6,699	68,061	962,414

Thomas F. Gallagher	2008	448,558	—	672,180	356,049	201,947	65,287	1,744,021
Executive Vice President, Club Operations	2007	408,654	—	417,457	377,669	172,371	60,504	1,436,655
	2006	245,808	21,310	—	157,663	3,272	45,688	473,741

Lon F. Povich(7)	2008	388,462	—	472,054	168,752	174,892	56,812	1,260,972
Executive Vice President, General Counsel and Secretary	2007	346,635	—	253,254	152,319	139,587	44,819	936,614

(1)	Includes amounts deferred at the direction of the executive officer pursuant to our General Deferred Compensation Plan, see page 36.
(2)	The value reflected in this column is the dollar amount for financial statement reporting purposes for fiscal 2006, 2007 and 2008 in accordance with FAS 123R, and thus includes amounts from restricted stock awards granted prior to fiscal 2006. The assumptions used in valuing restricted stock awards are described under the caption “Stock Incentive Plans” in note H to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009.
(3)	The value reflected in this column is the dollar amount for financial statement reporting purposes for fiscal 2006, 2007 and 2008 in accordance with FAS 123R, and thus includes amounts from stock options granted prior to fiscal 2006. This amount does not reflect any estimate of forfeitures related to service-based vesting. Instead, it assumes that the officer will perform the requisite service to vest in the stock options. The assumptions used in valuing the stock options we granted during 2005-2008 are described under the caption “Stock Incentive Plans” in note H to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2009. For information on the valuation assumptions with respect to stock option grants in years prior to 2005, please refer to the note G to our financial statements contained in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005.
(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent amounts paid under the MIP in April of 2007, 2008 and 2009 based on the performance of the Company in fiscal 2006, 2007 and 2008, respectively.

(5)	The amounts in the “All Other Compensation” column for fiscal 2008 consist of the following:

	Perquisites				All Other Compensation
	Commuting Expenses ($)		Auto Allowance ($)	Financial Counseling ($)	401(k) Plan Match ($)	Life Insurance ($)	ERP Contribution ($)(a)	Tax Gross-Ups for ERP Contribution ($)
Herbert J Zarkin	428,676	(b)	20,565	2,000	6,900	27,428	48,750	33,807
Laura J. Sen	—		20,565	—	6,643	3,452	33,750	23,423
Frank D. Forward	—		15,374	1,000	7,750	2,930	23,173	16,070
Thomas F. Gallagher	—		15,374	540	7,750	3,642	22,428	15,553
Lon F. Povich	—		15,374	—	6,900	1,635	19,423	13,480

(a)	See page 23 for a description of the ERP.
(b)	In March 2007, the Board of Directors adopted a policy requiring, to the extent practical, that Mr. Zarkin travel by private aircraft on business and personal matters to improve security, efficiency and productivity. Accordingly, BJ’s provides Mr. Zarkin the use of jet aircraft as an expedient and efficient means to commute to work and to travel to various companies, and other, locations that are dispersed over a broad geographic area. This number reflects the amount billed to BJ’s by third-party aircraft charter companies for these services.
(6)	Ms. Sen became an executive officer of the Company in fiscal 2006, but was not an NEO in that year.
(7)	Mr. Povich was not an employee of the Company in 2006.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Name of Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Herbert J Zarkin	—		—	—	—	—	—		—		—		—	—	—

Laura J. Sen	2007 SIP	5/22/08	—	—	—	—	—		—		36,938	(3)	—	—	1,432,825
	2007 SIP	5/22/08	—	—	—	—	11,937	(4)	11,937	(4)	—		—	—	463,036
	MIP		—	337,500	675,000	—	—		—		—		—	—

Frank D. Forward	2007 SIP	5/22/08	—	—	—	—	—		—		8,485	(3)	—	—	329,133
	2007 SIP	5/22/08	—	—	—	—	8,485	(4)	8,485	(4)	—		—	—	329,133
	MIP		—	139,039	278,078	—	—		—		—		—	—

Thomas F. Gallagher	2007 SIP	5/22/08	—	—	—	—	—		—		8,485	(3)	—	—	329,133
	2007 SIP	5/22/08	—	—	—	—	8,485	(4)	8,485	(4)	—		—	—	329,133
	MIP		—	134,567	269,134	—	—		—		—		—	—

Lon F. Povich	2007 SIP	5/22/08	—	—	—	—	—		—		8,485	(3)	—	—	329,133
	2007 SIP	5/22/08	—	—	—	—	8,485	(4)	8,485	(4)	—		—	—	329,133
	MIP		—	116,589	233,078	—	—		—		—		—	—

(1)	See page 43 for a description of the MIP. See the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table above for the amounts earned in fiscal 2008 under the MIP.
(2)	The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with FAS 123R.
(3)	Represents grant of restricted stock which vests in full two days after the later of the release of the Company’s first quarter fiscal 2011 earnings, or May 22, 2011, subject to continued employment through the date of vesting.
(4)	Represents grant of restricted stock which vests in full two business days after the later of the release of the Company’s first quarter fiscal 2011 earnings, or May 22, 2011, subject to the achievement of certain net income or EPS targets.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value Of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Herbert J Zarkin	250,000				37.06	9/14/10	250,000	(2)	7,170,000	—		—
	250,000				21.39	5/15/10

Laura J. Sen	25,000	(3)	75,000	(3)	32.20	3/2/17	30,000	(4)	860,400	11,937	(6)	342,353
										20,000	(5)	573,600
							36,938	(7)	1,059,382

Frank D. Forward	40,000				31.00	5/25/10	30,000	(2)	860,400	8,485	(6)	243,350
	25,000				37.06	9/14/10				20,000	(5)	573,600
	25,000				45.30	9/25/11	8,485	(7)	243,350
	30,000				23.03	9/12/12
	50,000				23.62	5/28/14
	33,334	(8)	66,666	(8)	32.20	3/9/17

Thomas F. Gallagher	3,750				27.32	9/29/14	25,000	(4)	717,000	8,485	(6)	243,350
	3,000	(9)	3,000	(9)	30.11	5/26/15				20,000	(5)	573,600
			6,000	(10)	29.68	5/24/16	8,485	(7)	243,350
	18,750	(3)	56,250	(3)	32.20	3/9/17

Lon F. Povich	12,500	(3)	37,500	(3)	32.20	3/9/17	16,000	(11)	458,880	8,485	(6)	243,350
										12,500	(5)	358,500
							8,485	(7)	243,350

(1)	The value was calculated by multiplying the number of shares by $28.68, the closing market price of our Common Stock on January 31, 2009, the last day of our fiscal year.
(2)	Vests in full as of the date of the Company’s 2010 Annual Meeting of Shareholders.
(3)	Original grant has vested as to 25% of the underlying shares. Remaining shares vest in three equal annual installments beginning March 9, 2009.
(4)	Vests in full as of one week after the release of fiscal 2010 earnings for the Company.
(5)	Vests in full two days after the release of the Company’s first quarter of fiscal 2010 earnings, subject to achievement of certain net income goals.
(6)	Vests two business days after the release of earnings for the first quarter of 2011 subject to achievement of certain net income or earnings per share goals (see page 31 for details).
(7)	Vests in full two days after the later of the release of the Company’s first quarter of fiscal 2011 earnings, or May 22, 2011, subject to continued employment through the date of vesting.
(8)	Original grant has vested as to 33 1/3 % of the underlying shares. Remaining shares vest in two equal annual installments beginning March 9, 2009.
(9)	Original grant of 12,000 shares has vested as to 75% of the underlying shares. Remaining shares vest on May 24, 2009.
(10)	Will vest in two equal annual installments beginning May 24, 2009.
(11)	Vests as of one week after the release of the fiscal year earnings for the Company as follows: 5,000 shares for fiscal 2009 and 11,000 shares for fiscal 2010.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2008

	Stock Awards		Option Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Herbert J Zarkin	100,000	3,350,500	250,000	5,754,325
Laura J. Sen	—	—	—	—
Frank D. Forward	5,000	191,825	50,000	985,864
Thomas F. Gallagher	—	—	9,750	111,248
Lon F. Povich	5,000	174,875	—	—

(1)	Represents the difference between the exercise price and the fair market value of our common stock on the date of exercise.

NONQUALIFIED DEFERRED COMPENSATION DURING FISCAL 2008

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Herbert J Zarkin	—	—	—	—	—
Laura J. Sen	—	—	—	—	—
Frank D. Forward(1)	—	—	7,726	291,508	177,692
Thomas F. Gallagher	—	—	—	—	—
Lon F. Povich	—	—	—	—	—

(1)	Mr. Forward participates in the Company’s General Deferred Compensation Plan, but made no contributions to his account in fiscal 2008.

General Deferred Compensation Plan

BJ’s maintains the General Deferred Compensation Plan to provide our non-employee directors and selected employees the opportunity to defer receipt of certain compensation in order to build savings. Under this plan, eligible employees may elect to defer all or any part of (a) base salary, (b) payments under the MIP or the GIP, (c) in the case of non-employee directors, any annual retainer, meeting fees or equity awards, and (d) subject to exceptions as the ECC may provide, other compensation payable to a participant.

Under the plan, eligible participants make deferral elections which will include (a) the amount or percentage of the eligible compensation to be deferred, (b) the date on which, or the event following which payment of such deferred compensation is to commence, (c) the payment period and schedule, and (d) any designated beneficiaries. Deferred amounts earn interest compounded monthly at a rate equal to the yield quoted in the Wall Street Journal for twelve months prior to the start of the fiscal year on United States Treasury Notes with periods of remaining maturity of not less than, but closest to, ten years. The rate in fiscal 2008 was 4.47%. Participants who terminate employment receive a lump sum distribution after termination. In the case of hardship or unusual circumstance, the ECC may upon request modify any deferral election previously made under the plan. Among the NEOs and directors, only Mr. Forward and Dr. Danos have deferred amounts under this plan.

Management Incentive Plan

Please see Proposal Two, pages 43-45, for a summary description of the MIP.

Growth Incentive Plan

Please see Proposal Three, pages 46-47, for a summary description of the GIP.

2007 Stock Incentive Plan

Please see Proposal Four, pages 48-55, for a summary description of the 2007 Stock Incentive Plan.

Severance Benefits under Employment Agreements

The Company recognizes that from time-to-time circumstances may result in the involuntary termination of a key executive’s employment with BJ’s. If this occurs, the Company wishes to assure the executive that he or she will receive a fair severance pay and benefit arrangement. Such assurance is required to hire the executive talent required by the organization and to maintain executive management continuity.

We have entered into employee agreements with each of our NEOs with the following terms:

Executive and Position	Date of Agreement	Term of Agreement
Herbert J Zarkin Chairman of the Board and Chief Executive Officer	April 4, 2007	May 2010, as of the date of BJ’s annual meeting
Laura J. Sen(1) President and Chief Operating Officer	January 15, 2008	January 3, 2012
Frank D. Forward Executive Vice President and Chief Financial Officer	April 3, 2007	May 2010, as of the date of BJ’s annual meeting
Thomas F. Gallagher Executive Vice President, Club Operations	April 3, 2007	No End Date
Lon F. Povich Executive Vice President, General Counsel and Secretary	June 3, 2007	May 3, 2012

(1)	At the time of Ms. Sen’s promotion, as of February 1, 2009, the Company and Ms. Sen entered into a new employment agreement which was identical in all respects to her prior employment agreement, with the exception of her change in title, base salary and the removal of an end date.

Pursuant to these employment agreements, our NEOs are entitled to receive the following severance pay and benefit arrangements, subject to the executive entering into a binding and irrevocable release of claims and separation agreement prepared by the Company:

•

Two years of salary, auto allowance and medical, dental, and life insurance in effect immediately prior to the termination of employment for reasons other than voluntary, for cause or disability for all NEOs, except Mr. Zarkin, who receives one year.

•

MIP payments: Termination of employment for any reason prior to the last day of the performance period will not entitle a participant to any further payments, except for reason of death, normal retirement or early retirement after age 55 with the consent of the Company and at the discretion of the ECC. Payments will be prorated in the case of disability.

•

GIP payments: Termination of employment for any reasons other than death, disability or retirement prior to the end of the award period will not entitle the participant to any rights under the GIP, and the participant will not be entitled to receive payment with respect to any incentive unit.

•	Restricted Shares:

•

As part of their One-Time Grants, issued in conjunction with the entering into of their employment agreements, the ECC agreed with Mr. Zarkin and Mr. Forward that all outstanding shares of restricted stock would vest in full at the time of their termination, unless they were terminated for cause.

•	As to the other NEOs, all outstanding shares of restricted stock are forfeited upon termination of employment.

•

Stock Options: All vested and unexercised stock options are exercisable up to 90 days after termination of employment; and all unvested shares of a stock option grant will continue to vest for a period of one year after the date of termination of employment due to death, disability or normal retirement, but in no event may the stock options be exercised after the expiration date.

•

ERP: All eligible participants are entitled to receive an annual contribution if employed through the last day of the plan year or if termination of employment occurred during the plan year due to retirement on or after the attainment of age 55 or disability or other than for cause.

Benefits under Change of Control Severance Agreements

As part of a comprehensive package to attract and retain a talented executive team, and consistent with market practices, we have also entered into change of control severance agreements with each of our NEOs that provide benefits upon a change of control or potential change of control, including severance benefits if the executive officer is terminated following such event. A change of control means, in summary: (i) the acquisition by a party or a group of 20% or more of the outstanding stock of the Company; (ii) a change, without Board of Directors approval, of a majority of the Board of Directors; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation or asset sale, unless the holders of our common securities continue to own at least 60% of the surviving entity, no party or group owns 20% or more of the surviving entity and a majority of the board of the surviving entity are BJ’s directors; or (iv) the approval of a liquidation or dissolution of the Company. A potential change of control means, in summary: (i) the Company enters into an agreement that would result in a change of control; or (ii) the Board of Directors adopts a resolution that a potential change of control has occurred. The change of control severance agreements with our NEOs generally provide as follows:

•

Within 30 days after the earlier of a change of control or a potential change of control, all NEOs who are participating in the GIP or MIP will receive payment of the MIP prorated at target for the performance period and payment of the GIP prorated based on actual results for the performance period to the date of the change of control or potential change of control, whichever is earlier.

•

Within 30 days following a qualified termination of employment, which is generally defined as termination by the Company other than for cause, by the executive for good reason (as described in further detail below) or by reason of death, incapacity or disability, after a change of control, and only if there is such a qualified termination of employment, all NEOs are entitled to receive, to the extent not already received as severance benefits under their employment agreements, three times the following salary, auto allowance and MIP payments:

•

Salary: the highest of the executive’s base salary in effect immediately prior to the date of termination, immediately prior to the change of control, or in effect within 180 days before the change of control, offset by any payments made under any long-term disability plan for the three years following the termination of employment.

•

Auto Allowance: the highest of the executive’s auto allowance in effect immediately prior to the date of termination, immediately prior to the change of control, or in effect within 180 days before the change of control.

•	MIP: the executive’s target payment under the MIP.

•

Following a qualified termination of employment, all NEOs are entitled to receive three years of medical and life insurance at the highest level provided to the executive either immediately prior to the change of control or within 180 days before the change of control. In addition, all NEOs will continue to receive disability benefits and insurance at the same level that they received prior to termination of employment.

In addition, in the case of a change of control:

•

Stock options can be substituted with shares of the acquiring company or become fully exercisable, and all outstanding shares of restricted stock become free of all restrictions. In addition, upon a change of control all stock options become immediately exercisable, and at the discretion of the BJ’s Board of Directors, all restrictions are waived on outstanding restricted shares.

•

The ERP account balance will become fully vested without regard to years of service. The fiscal base earnings will be annualized for the year in which the change of control occurs, and the contribution percent will be based on the lesser of the average contribution percent for the preceding three years or the NEO’s years of service.

Termination for good reason means, in summary, the voluntary termination by the executive officer of his or her employment within 120 days after (a) a diminution in the executive’s position, authority or responsibilities, (b) a reduction in his or her compensation or benefits, (c) any purported termination for cause in which the Company does not follow the procedure set forth in the change of control severance agreement, (d) a relocation of the executive, (e) any breach by the Company of the change of control severance agreement, (f) the sale by the Company of more than 30% of its assets or (g) if the executive is employed by a subsidiary of the Company, such subsidiary ceasing to be a subsidiary of the Company or the sale of more than 30% of the assets of such subsidiary, in each case without the executive’s consent. In addition, a resignation by the executive, for any reason, during the period beginning eight months and one day after the change of control and ending one year after the change of control will be deemed to be a termination for good reason, provided that in such case, the executive will only be entitled to receive 50% of the salary, auto allowance and MIP payments described above and the group insurance benefits described above for one year (instead of three years) following the date of termination.

Notwithstanding any of the provisions described above, BJ’s is not obligated to provide to any executive any portion of any payments that the executive would otherwise be entitled to receive to the extent necessary to eliminate any “excess parachute payments” (as defined in Section 280G(b)(1) of the Code) for the executive.

Potential Payments Upon Termination or Change of Control

The following table describes the potential payments and benefits upon a termination without cause by BJ’s for each of the NEOs as if their employment was terminated as of January 31, 2009:

Potential Payments and Benefits Upon Termination Without Cause

Name	Salary Continuation	Auto Allowance	Benefits Continuation	Estimated Total Value of Equity Acceleration(1)	Total Termination Benefits
Herbert J Zarkin	$975,000	$20,565	$33,255	$7,170,000	$8,198,820
Laura J. Sen	$1,350,000	$41,130	$8,308	$2,835,735	$4,235,173
Frank D. Forward	$940,000	$30,748	$35,836	$1,920,700	$2,927,284
Thomas F. Gallagher	$920,000	$30,748	$22,106	$1,777,300	$2,750,154
Lon F. Povich	$780,000	$30,748	$30,433	$1,304,080	$2,145,261

(1)	Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $28.68, the closing market price of our common stock on January 30, 2009 (the last trading day prior to January 31, 2009), and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $28.68.

The following table describes the potential payments and benefits upon a termination by reason of death or disability for each of the NEOs as if their employment was terminated as of January 31, 2009:

Potential Payments and Benefits Upon Termination by Reason of Death or Disability

Name	Estimated Total Value of Equity Acceleration(1)	Total Termination Benefits
Herbert J Zarkin	$7,170,000	$7,170,000
Laura J. Sen	$0	$0
Frank D. Forward	$1,920,700	$1,920,700
Thomas F. Gallagher	$0	$0
Lon F. Povich	$0	$0

(1)	Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $28.68, the closing market price of our common stock on January 30, 2009 (the last trading day prior to January 31, 2009), and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $28.68.

The following table describes the potential payments and benefits to each of the NEOs upon a change of control or potential change of control as if the change of control had occurred on January 31, 2009:

Potential Payments and Benefits Upon a Change of Control

Name	MIP Target Award		Estimated Total Value of Equity Acceleration(2)	Total Change of Control Benefits
Herbert J Zarkin	$0	(1)	$7,170,000	$7,170,000
Laura J. Sen	$337,500		$2,835,735	$3,173,235
Frank D. Forward	$139,039		$1,920,700	$2,059,739
Thomas F. Gallagher	$134,567		$1,777,300	$1,911,867
Lon F. Povich	$116,539		$1,304,080	$1,420,619

(1)	Mr. Zarkin will not participate in the MIP in 2009.
(2)	Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $28.68, the closing market price of our common stock on January 30, 2009 (the last trading day prior to January 31, 2009), and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $28.68.

The following table describes the potential additional payments and benefits upon an involuntary termination for each of the NEOs as if their employment was terminated following a change of control or potential change of control as of January 31, 2009:

Potential Additional Payments and Benefits Upon Termination Following a Change of Control

Name	Salary Continuation	Auto Allowance	Benefits Continuation	Total Additional Termination Benefits
Herbert J Zarkin	$2,925,000	$61,695	$99,765	$3,086,460
Laura J. Sen	$2,025,000	$61,695	$12,462	$2,099,157
Frank D. Forward	$1,410,000	$46,122	$53,754	$1,509,876
Thomas F. Gallagher	$1,380,000	$46,122	$33,159	$1,459,281
Lon F. Povich	$1,185,000	$46,122	$45,649	$1,276,771

Compensation Committee Interlocks and Insider Participation

During fiscal 2008, the Executive Compensation Committee consisted of S. James Coppersmith, Edmond J. English, Michael J. Sheehan and Lorne R. Waxlax. None of the members of the ECC was at any time during fiscal 2008, or formerly, an officer or employee of the Company. None of the Company’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the ECC.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of January 31, 2009:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,000,000	$29.55	2,051,530	(1)
Equity compensation plans not approved by security holders(2)	—	—	—

Total	4,000,000	$29.55	2,051,530

(1)	The number of securities remaining for future issuance consists of 2,051,530 shares issuable under the Company’s 2007 Stock Incentive Plan, which was approved by the Company’s shareholders. Awards under the 2007 Stock Incentive Plan may include restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards, as the Board of Directors may determine.
(2)	The Company has no equity compensation plans not approved by security holders.

Indemnification Agreements

The Company has entered into agreements with each of its directors and executive officers indemnifying them against expenses, settlements, judgments and fines incurred in connection with any threatened, pending or completed action, suit, arbitration or proceeding, where the individual’s involvement is by reason of the fact that he or she is or was a director or officer of the Company or served at the Company’s request as a director of another organization (except that indemnification is not provided against judgments and fines in a derivative suit unless permitted by Delaware law). An individual may not be indemnified if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except to the extent Delaware law permits broader contractual indemnification. The indemnification agreements provide procedures, presumptions and remedies designed to substantially strengthen the indemnity rights beyond those provided by the Company’s Amended and Restated Certificate of Incorporation and by Delaware law.

PROPOSAL TWO

AMENDMENT TO THE 2008 AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

Shareholders are being asked to approve an amendment to the 2008 Amended and Restated Management Incentive Plan, which we refer to as the “MIP.” The MIP is intended to provide executive officers and other key employees of the Company, as selected by the ECC, with cash incentive awards based upon the attainment of annual performance goals. The MIP was first approved by shareholders in connection with the Company’s spin-off from Waban Inc. in July 1997, was re-approved by the shareholders in May 2003, and the 2008 amendment and restatement of the MIP was approved by shareholders in May 2008.

Summary of Proposed Changes

The material changes implemented by the amendment to the MIP are as follows:

•	Providing that the performance criteria may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline;

•	Allowing for the ECC to provide for automatic modifications in the minimum, target and maximum award opportunities in the event of a change in the participant’s position; and

•	Amending the list of items for which adjustments to performance goals may be made for the covered officers.

Description of the MIP (as Proposed to Be Amended)

The following summary is qualified in its entirety by reference to the MIP, a copy of which is attached as Appendix A to this proxy statement. Appendix A is also marked to show the changes implemented by the amendment.

Officers and other key employees, as designated by the ECC, are eligible to receive incentive cash awards under the MIP based upon the level of achievement of performance goals for the Company’s fiscal year. Mr. Zarkin does not participate in the MIP with respect to fiscal 2009 and later years. All other executive officers, as well as approximately 3000 other employees of the Company, currently participate in the MIP.

During the time period prescribed by Section 162(m) of the Code with respect to each annual performance period, the ECC establishes the MIP performance goals and corresponding target awards based on one or more of the following objective performance criteria and measurements: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such goals, criteria and target awards may (i) be absolute or relative in their terms or measured against or in relationship to other companies or a market index, (ii) vary among participants and (iii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works. Such performance criteria may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline.

Awards are based upon the level of achievement of the established performance goals. The ECC reviews the payout calculations after the year’s financial results have been audited and certifies the amount of any awards to be paid. Awards are paid in cash as soon as practicable after the performance period, but no later than the last day of the calendar year in which occurs the end of the performance period, except to the extent deferred under the Company’s General Deferred Compensation Plan. Achievement of all of the performance goals results in the payment of a participant’s target award. Failure to achieve the performance goals results in a decrease or elimination of the participant’s award. Exceeding the performance goals results in an award greater than the target award, up to the maximum award. The ECC may exercise its discretion to reduce an award and may provide for automatic modifications in the minimum, target and maximum award opportunities in the event of a change in the participant’s position.

No participant may receive a MIP award in excess of $1,500,000 in any calendar year. Under the MIP, the ECC may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

The ECC has full power to administer and interpret the MIP and to establish rules for its administration. The ECC or the Company’s Board of Directors may amend, suspend or terminate the MIP at any time.

MIP performance goals for fiscal 2009 for the Company’s executive officers are based on the Company’s sales and net income.

Although the total amounts to be paid under the MIP are not determinable at this time, the table below shows the target, minimum and maximum bonus awards under the MIP in fiscal 2009 for the Company’s NEOs and other groups set forth in the table below.

	Fiscal 2009 MIP Award(1)
Name and Position	Target Award(2)	Minimum/Maximum(2)
Herbert J Zarkin	N/A	N/A
Chairman of the Board

Laura J. Sen	$337,500	$0 / $675,000
President and Chief Executive Officer

Frank D. Forward	$139,039	$0 / $278,077
Executive Vice President and Chief Financial Officer

Thomas F. Gallagher	$134,567	$0 / $269,135
Executive Vice President Club Operations

Lon F. Povich	$116,539	$0 / $233,077
Executive Vice President, General Counsel and Secretary

All current executive officers as group (6 persons)	$843,173	$0 / $1,686,347

All current directors who are not executive officers as a group	$0	$0 / $0

All employees, including all current officers who are not executive officers, as a group	$16,039,341	$0 / $32,078,681

(1)	On March 26, 2009, the ECC granted awards under the MIP for fiscal 2009 in two alternatives—one that assumes that the proposed amendment to the MIP described in Proposal Two is approved by the Company’s shareholders and another that assumes the proposed amendment is not approved. If the proposed amendment to the MIP is approved, then the award that assumes that shareholder approval is not obtained will be cancelled, and vice versa if the proposed amendment to the MIP is not approved. The target, minimum and maximum awards under the MIP are the same under both alternatives; however, if shareholder approval of the proposed amendment to the MIP is obtained, the effect of fluctuations in gasoline income would be limited when calculating the net income component of the award, whereas the effect of fluctuations in gasoline income would not be limited if shareholder approval is not obtained.
(2)	Information is as of April 6, 2009. Awards are based on salary in effect as of such date and annualized over a 52 week period.

Certain Federal Income Tax Consequences

When a cash award is paid, the participant recognizes ordinary income equal to the amount paid, and the Company is entitled to a corresponding deduction, subject to the requirements of the Code.

Reasons for Shareholder Approval

Section 162(m) of the Code generally prohibits a public company from taking a tax deduction for compensation over $1,000,000 paid to its chief executive officer and each other officer (other than the chief executive officer and the chief financial officer) whose compensation is required to be reported to its shareholders pursuant to the Exchange Act by reason of being among its three most highly paid executive officers, which we refer to as the “covered officers.” However, certain compensation, including qualified performance-based compensation, is exempt from the Section 162(m) deduction limitation if certain requirements are satisfied.

The MIP (including the proposed amendment) has been designed so that cash awards made under the MIP will qualify as performance-based compensation and, accordingly, not be subject to the deduction limitation imposed by Section 162(m). However, in order to qualify as performance-based compensation and thereby ensure the federal tax deductibility of all cash awards under the MIP, shareholder approval of the amendment to the MIP at the annual meeting is required. If the shareholders do not vote to approve the amendment to the MIP, the MIP will not be amended and any future awards to covered officers under the MIP will be made under the terms of the MIP that are currently in effect in order to maintain their qualification as performance-based compensation.

Recommendation of the Board of Directors

The Board of Directors believes that the Company’s future success depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating key employees and, consequently, believes the approval of the amendment to the MIP is in the Company’s best interests and the best interests of its shareholders.

ACCORDINGLY, THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE MIP.

PROPOSAL THREE

AMENDMENT TO THE 2008 AMENDED AND RESTATED GROWTH INCENTIVE PLAN

Shareholders are being asked to approve an amendment to the 2008 Amended and Restated Growth Incentive Plan, which we refer to as the “GIP.” The GIP is intended to provide management of the Company, as selected by the ECC, with cash awards based upon the growth and performance of the Company over a multi-year period. The GIP is designed to enhance the ability of the Company to attract and retain individuals of exceptional managerial talent upon whom the sustained progress, growth and profitability of the Company depends. The GIP was first approved by shareholders in connection with the Company’s spin-off from Waban Inc. in July 1997, was re-approved by the shareholders in May 2003, and the 2008 amendment and restatement of the GIP was approved by shareholders in May 2008.

Summary of Proposed Changes

The material changes implemented by the amendment to the GIP are as follows:

•	Providing that the performance criteria may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline;

•	Allowing for the ECC to provide for automatic modifications of the incentive units granted to a participant in the event of a change in the participant’s position; and

•	Amending the list of items for which adjustments to performance goals may be made for the covered officers.

Description of the GIP (as Proposed to Be Amended)

The following summary is qualified in its entirety by reference to the GIP, a copy of which is attached as Appendix B to this proxy statement. Appendix B is also marked to show the changes implemented by the amendment.

Employees in management positions in the Company, as selected by the ECC, are eligible to receive cash awards under the GIP. Mr. Zarkin does not participate in the GIP. All other executive officers, as well as 50 other employees of the Company, currently participate in the GIP.

Each participant in the GIP is eligible to receive a cash award for each award period, which consists of a certain number of fiscal years. Each participant’s cash award corresponds to the Company’s level of performance or growth during such award period. Such growth is determined by and based upon one or more of the following objective measures of performance or growth, as selected by the ECC during the time period prescribed by Section 162(m) of the Code: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such goals, criteria and target awards may (i) be absolute or relative in their terms or measured against or in relationship to other companies or a market index, (ii) vary among participants and (iii) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works. Such performance criteria may include or exclude (in whole or in part) income of loss from, or other effects of, sales of gasoline.

Awards are based upon the level of achievement of the established performance goals. The ECC reviews the payout calculations after the financial results for the award period have been audited and certifies the amount of any awards to be paid. Awards are paid in cash as soon as practicable after the award period, but no later than the last day of the calendar year in which the end of the award period occurs, except to the extent deferred under the Company’s General Deferred Compensation Plan. The ECC may exercise its discretion to reduce an award and may provide for automatic modifications of the incentive units granted to a participant in the event of a change in the participant’s position.

No participant may receive a GIP award in excess of $2,500,000 in any calendar year. Under the GIP, the ECC may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m) of the Code, except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m) of the Code.

In the event of a change of control, GIP participants are entitled to a cash award based on the Company’s performance for that portion of the award period immediately preceding the change of control.

The ECC has full power to administer and interpret the GIP and to establish rules for its administration. The ECC or the Company’s Board of Directors may amend, suspend or terminate the GIP at any time.

The total amounts to be awarded under the GIP are not determinable at this time. Awards granted to the Company’s executive officers in fiscal 2007 under the GIP are based on the cumulative net income for the Company for the three-year period ending January 31, 2010. See the section above entitled “Compensation Discussion and Analysis—BJ’s Compensation-Program-B. Compensation Elements—5. BJ’s Growth Incentive Plan” on page 22.

No new awards are expected to be granted to the Company’s executive officers under the GIP in fiscal 2009.

Certain Federal Income Tax Consequences

When a cash award is paid, the participant recognizes ordinary income equal to the amount paid, and the Company is entitled to a corresponding deduction, subject to the requirements of the Code.

Reasons for Shareholder Approval

The GIP (including the proposed amendment) has been designed so that cash awards made under the GIP will qualify as performance-based compensation and, accordingly, not be subject to the deduction limitation imposed by Section 162(m). However, in order to qualify as performance-based compensation, and thereby ensure the federal tax deductibility of all cash awards under the GIP, shareholder approval of the amendment to the GIP at the annual meeting is required. If the shareholders do not vote to approve the amendment to the GIP, the GIP will not be amended and any future awards to covered officers under the GIP will be made under the terms of the GIP that are currently in effect in order to maintain their qualification as performance-based compensation.

Recommendation of the Board of Directors

The Board of Directors believes that the Company’s future success depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating management and, consequently, believes the approval of an amendment to the GIP is in the Company’s best interests and the best interests of its shareholders.

ACCORDINGLY, THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE GIP.

PROPOSAL FOUR

AMENDMENT TO THE 2007 STOCK INCENTIVE PLAN

Shareholders are being asked to approve an amendment to the 2007 Stock Incentive Plan, which we refer to as the “2007 Plan.” The 2007 Plan is intended to advance the interests of BJ’s stockholders by enhancing BJ’s ability to attract, retain and motivate persons who make, or are expected to make, important contributions to BJ’s. The 2007 Plan was approved by shareholders in May 2007.

Summary of Proposed Changes

•	Providing that the performance criteria may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline; and

•	Amending the list of items for which adjustments to performance goals may be made for the covered officers.

Description of the 2007 Plan (as Proposed to be Amended)

The following is a summary of the material terms of the 2007 Plan, a copy of which is attached as Appendix C to this Proxy Statement. Appendix C is also marked to show the changes implemented by the amendment.

Shares Issuable under the 2007 Plan

Awards may be made under the 2007 Plan for up 4,000,000 shares of common stock (subject to adjustment for changes in capitalization, including stock splits and other similar events).

The 2007 Plan provides that all “full value” awards, which generally means awards other than stock options and stock appreciation rights (“SARs”), will count against the 4,000,000 maximum shares issuable under the 2007 Plan at a ratio of two to one. Accordingly, if all awards were granted as full value awards, the maximum number of shares of common stock that could be granted would be 2,000,000. If all or a portion of the shares subject to a full value award are returned to the pool of shares available for future grant in accordance with the share counting rules described in the next paragraph, the returned shares would be credited back using the same two-to-one ratio.

If an award expires, terminates, is cancelled or otherwise results in shares not being issued, the unused shares covered by such award will generally become available for future grant under the 2007 Plan. However, any shares tendered to pay the exercise price of an award or to satisfy a tax withholding obligation and any shares repurchased on the open market using the proceeds from the exercise of an award shall not become available for future grant under the 2007 Plan. In addition, the full number of shares subject to any stock-settled SARs will count against the shares available for issuance under the 2007 Plan, regardless of the number of shares actually issued to settle such SAR upon exercise.

Types of Awards

The 2007 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, non-statutory stock options, SARs, restricted stock, restricted stock units (“RSUs”), other stock-based awards and performance awards, as described below and collectively referred to as “awards.”

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options must be granted at an exercise price equal to or greater than the closing price of BJ’s common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2007 Plan permits the following forms of payment of the exercise price of options: payment by cash, check or in connection with a “cashless exercise” through a broker; subject to certain conditions and if permitted by the Board, surrender of shares of BJ’s common stock, delivery of a promissory note or any other lawful means; or any combination of these forms of payment. No option may provide for the payment of dividend equivalents or for the automatic grant of a reload option.

Director Options. The 2007 Plan provides for the automatic grant of options to members of the Board of Directors who are not BJ’s employees. On the commencement of service on the Board, each non-employee director will receive a non-statutory stock option to purchase 10,000 shares, subject to adjustment for changes in capitalization. In addition, on the date of each annual meeting of stockholders, each non-employee director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of common stock, subject to adjustment for changes in capitalization. However, a non-employee director will not receive an annual option grant unless he or she has served on the Board for at least six months. Options automatically granted to non-employee directors will vest on a cumulative basis as to one-third of the shares on the first day of the month of each of the first three anniversaries of the date of grant provided the person is still serving on the Board and expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board. However, no additional vesting will take place after the non-employee director ceases to serve as a director. The Board may provide for accelerated vesting in the case of the death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service. The Board can increase or decrease the number of shares subject to options granted to non-employee directors and can issue SARs, restricted stock or RSU awards or other stock-based awards in lieu of some or all of the options otherwise issuable, in each case subject to the limitation that the maximum number of shares issued to directors cannot exceed 600,000 shares in the aggregate. Any full value awards will count against this sublimit using the two-to-one fungible share ratio described above.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option. No SAR will be granted with a term in excess of 10 years. No SAR may provide for the payment of dividend equivalents.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to BJ’s right to repurchase all or part of such shares if the conditions specified in the award are not satisfied prior to the end of the applicable restriction period established for the award. The Board of Directors will determine the terms and conditions of the applicable Award, including the conditions for vesting (subject to the minimum vesting requirements described below) and repurchase and the issue price, if any.

Restricted Stock Unit Awards. Instead of granting restricted stock awards, the Board may grant RSUs, which entitle the recipient to receive shares of common stock or cash to be delivered at the time the award vests.

Other Stock-Based Awards. Under the 2007 Plan, the Board of Directors has the right to grant other awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of awards that are valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, and the grant of awards entitling recipients to receive shares of Common Stock to be delivered in the future.

Performance Awards. Restricted stock and RSU awards and other stock-based awards that are intended to qualify as performance-based compensation under Section 162(m) will be made subject to the achievement of performance goals. We refer to these awards as “performance awards.” Performance awards will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m). The performance criteria for each performance award will be based on one or more of the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity and return on investment. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The performance goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effect of accounting changes. The performance goals may also include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline. These performance goals:

•	may vary by participant and may be different for different awards;

•

may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by a committee of the board of directors; and

•	will be set by the committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The maximum cash payment that can be made in connection with a performance award is $1,000,000 per fiscal year per participant. Under the 2007 Plan, the ECC may not make any adjustments to the performance criteria to increase the incentive payment to executive officers subject to Section 162(m), except to make appropriate adjustments in the event of certain specified types of transactions; provided that in no case shall any such adjustment be made if it would cause an award to no longer qualify as performance-based compensation under Section 162(m).

Minimum Vesting Periods

The 2007 Plan generally requires that all options have a minimum one year vesting period, unless the option is granted in lieu of salary, bonus or other earned compensation.

In general, any restricted stock and RSU awards and other stock-based awards will be subject to the following minimum vesting provisions:

•	awards that vest solely based on the passage of time may not vest sooner than ratably over three years; and

•	awards that do not vest based solely on the passage of time may not vest prior to the first anniversary of their grant.

These minimum vesting requirements can be waived in extraordinary circumstances, including death, disability or retirement, estate planning needs, or the occurrence of a business combination, recapitalization or change of control. In addition, restricted stock and RSU awards and other stock-based awards for up to an aggregate of 100,000 shares of Common Stock may be granted without satisfying the minimum vesting requirements. The 100,000 number already reflects application of the two-to-one fungible share ratio described above.

Restrictions on Repricings

Unless approved by BJ’s stockholders:

•

no outstanding option or SAR granted under the 2007 Plan may be amended to provide an exercise price that is lower than its then-current exercise price (other than adjustments for changes in capitalization); and

•

the Board may not cancel any outstanding option or SAR and grant in substitution new awards under the 2007 Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR.

Eligibility to Receive Awards

Employees, officers and directors of BJ’s are eligible to be granted awards under the 2007 Plan. Under present law, however, incentive stock options may only be granted to employees of BJ’s and its subsidiaries.

The maximum number of shares with respect to which awards may be granted to any participant under the 2007 Plan is 1,000,000 shares per fiscal year. This sublimit is included in the 2007 Plan in order to comply with Section 162(m). The two-to-one fungible share ratio described above does not apply to this sublimit.

Plan Benefits

As of April 6, 2009, approximately 657 persons were eligible to receive awards under the 2007 Plan, including BJ’s six executive officers and seven non-employee directors. Other than the automatic grants of options to non-employee directors, the granting of awards under the 2007 Plan is discretionary, and other than the grant of annual options to purchase 35,000 shares of Common Stock to be made to the non-employee director group, BJ’s cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Since the 2007 Plan was adopted through April 6, 2009, BJ’s has granted the following number of options and shares of restricted stock to the individuals and groups listed below: Laura J. Sen, 111,837 shares of restricted stock; Frank D. Forward, 36,970 shares of restricted stock; Thomas F. Gallagher, 36,970 shares of restricted stock; Lon F. Povich, 29,470 shares of restricted stock; all current executive officers as group, 247,217 shares of restricted stock; all current directors who are not executive officers as a group, 20,000 options and 37,400 shares of restricted stock; and all employees, including all current officers who are not executive officers, as a group, 62,000 options and 835,262 shares of restricted stock.

On April 6, 2009, the last reported sale price of BJ’s Common Stock on the New York Stock Exchange was $33.11.

Transferability of Awards

Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. The Board may permit the gratuitous transfer of an award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant or an immediate family member if, with respect to such transferee, BJ’s would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such award.

Administration

The 2007 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2007 Plan and to interpret the provisions of the 2007 Plan. Pursuant to the terms of the 2007 Plan, the Board may delegate authority under the 2007 Plan to one or more committees or subcommittees of the Board. The Board has delegated authority under the 2007 Plan to the ECC.

Subject to any applicable limitations contained in the 2007 Plan, the Board or any committee to whom the Board delegates authority selects the recipients of awards and determines the terms of awards. Discretionary awards to non-employee directors must be granted and administered by a committee of independent directors.

The Board is required to make equitable adjustments in connection with the 2007 Plan and any outstanding awards to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs, other similar changes in capitalization, and any other dividend or distribution other than an ordinary cash dividend. The 2007 Plan also contains provisions addressing the consequences of any reorganization event, which is defined as:

•

any merger or consolidation of BJ’s with or into another entity as a result of which all of BJ’s Common Stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any exchange of all of BJ’s Common Stock for cash, securities or other property pursuant to a share exchange transaction; or

•	any liquidation or dissolution of BJ’s.

In connection with a reorganization event, the Board of Directors will take any one or more of the following actions as to all or any outstanding awards (other than restricted stock and RSU awards) on such terms as the Board determines:

•	provide that awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation;

•

upon written notice, provide that all unexercised awards will terminate immediately prior to the consummation of the reorganization event unless exercised within a specified period following the date of such notice;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon the reorganization event;

•

in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment, referred to as the “acquisition price,” for each share surrendered in the reorganization event, make or provide for a cash payment to an award holder equal to (A) the acquisition price times the number of shares of Common Stock subject to the holder’s awards minus (B) the aggregate exercise price of all the holder’s outstanding awards, in exchange for the termination of such awards;

•	provide that, in connection with a liquidation or dissolution, awards will convert into the right to receive liquidation proceeds; and

•	any combination of the foregoing.

With respect to restricted stock and RSU awards, the 2007 Plan generally provides that BJ’s repurchase and other rights under such awards will inure to the benefit of BJ’s successor and will apply to the cash, securities or other property into which BJ’s Common Stock is converted.

The 2007 Plan also contains provisions addressing the consequences of any change of control (as defined in the 2007 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, upon the occurrence of a change in control event:

•	all options and SARs then outstanding shall automatically become immediately exercisable in full; and

•	the restrictions and conditions on all other awards then outstanding will be deemed waived only if and to the extent specified by the Board of Directors.

Substitute Awards

In connection with a merger or consolidation of an entity with BJ’s or the acquisition by BJ’s of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute awards may be granted on such terms as the

Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2007 Plan. Substitute awards will not count against the 2007 Plan’s overall share limit, except as may be required by the Code.

Term; Amendment or Termination

No new awards may be made under the 2007 Plan after May 24, 2017, but awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2007 Plan, provided that stockholder approval will be required to the extent required by Section 162(m), the New York Stock Exchange or tax laws relating to incentive stock options. In addition, if the New York Stock Exchange amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” of equity-compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities issuable under the plan (other than to reflect changes in capitalization) or materially expands the eligible participants.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2007 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A regarding nonqualified deferred compensation. The plan provides that no award will provide for deferral of compensation that does not comply with Section 409A, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by BJ’s or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2007 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to BJ’s

There will be no tax consequences to BJ’s, except that BJ’s will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Reasons for Shareholder Approval

The 2007 Plan (including the proposed amendment) has been designed so that certain awards made under the 2007 Plan will qualify as performance-based compensation and, accordingly, not be subject to the deduction limitation imposed by Section 162(m). However, in order to qualify as performance-based compensation and thereby ensure the federal tax deductibility of all cash awards under the 2007 Plan, shareholder approval of the amendment to the 2007 Plan at the annual meeting is required. If the shareholders do not vote to approve the amendment to the 2007 Plan, the 2007 Plan will not be amended and any future awards to covered officers under the 2007 Plan will be made under the terms of the 2007 Plan that are currently in effect.

Recommendation of the Board of Directors

The Board of Directors believes that the Company’s future success depends, in large part, upon its ability to maintain a competitive position in attracting, retaining and motivating employees, officers and directors and, consequently, believes the approval of an amendment to the 2007 Plan is in the Company’s best interests and the best interests of its shareholders.

ACCORDINGLY, THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2007 PLAN.

PROPOSAL FIVE

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2009. Although shareholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, the Company’s Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by the Company’s shareholders at the annual meeting, the Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

AUDIT COMMITTEE REPORT

The Audit Committee consists of four directors, each of whom is independent as defined by the applicable standards of the NYSE. A description of the responsibilities of the Audit Committee is set forth above under the caption “The Board of Directors and its Committees—Audit Committee” on page 7.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2008 with the management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), as amended, as adopted by the PCAOB. The Audit Committee also has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related services to the Company which are referred to in “All Other Fees” on page 57 is compatible with maintaining such firm’s independence.

Based on the review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2009, for filing with the SEC.

By the Audit Committee of the Board of Directors of the Company

Thomas J. Shields, Chair

S. James Coppersmith

Paul Danos

Edmond J. English

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Fees to Independent Registered Public Accounting Firm

The following table presents the fees of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed to the Company for each of the last two fiscal years.

	Fiscal Year Ended
	January 31, 2009	February 2, 2008
Audit Fees(1)	$1,643,011	$1,591,115
Audit-Related Fees(2)	66,600	63,615
Tax Fees(3)	83,517	175,000
All Other Fees(4)	3,000	0

Total	$1,796,128	$1,829,730

(1)	Audit fees include the annual audit of the financial statements and Sarbanes-Oxley 404 attestations and reviews of the financial statements included in each of the Company’s quarterly reports on Form 10-Q.
(2)	Audit-related fees consisted principally of consultations concerning financial accounting and reporting standards as well as assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and which are not reported under “Audit Fees.” These services in 2008 and 2007 included audits of the Company benefit plans and, for 2007, included audits of the BJ’s Charitable Foundation.
(3)	Tax fees consist of fees for tax compliance and tax advice and planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $35,243 of the total tax fees billed in fiscal 2008 and $38,000 of the total tax fees billed in fiscal 2007. Tax advice and planning services relate to assistance with tax audits and appeals, and employee benefit plans and requests for rulings or technical advice from taxing authorities.
(4)	All other fees consist of licensing fees for PricewaterhouseCoopers LLP technology products.

Pre-approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the Chair of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chair of the Audit Committee pursuant to this delegated authority is reported at the next meeting of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Executive officers, directors and greater-than-ten-percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations regarding the filing of required reports, all Section 16(a) filing requirements applicable to its directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2008 were met, other than a late filing for Christina M. Neppl-Totino to report an inadvertent omission from her initial Form 3 filing that was fixed by an amended Form 3 filed on March 8, 2008.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2010 Annual Meeting of Shareholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than 5:00 p.m., Eastern Time, on December 16, 2009, in order to be considered for inclusion in the Company’s proxy materials for that meeting. The Company suggests that proponents submit their proposals via registered or certified mail. Proposals should be addressed to Lon F. Povich, Secretary, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760.

The Company’s by-laws require that the Company be given advance written notice of shareholder nominations for election to the Company’s Board of Directors and of other matters which shareholders wish to present for action at an annual meeting of shareholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted above not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, the Secretary must receive such notice not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2010 Annual Meeting of Shareholders is held during the period from May 1, 2010 to July 30, 2010 (as it is expected to be), in order to comply with the time periods set forth in the Company’s by-laws, appropriate notice would need to be provided to the Secretary of the Company at the address noted above no earlier than February 20, 2010, and no later than March 12, 2010. If a shareholder fails to provide timely notice of a proposal to be presented at the 2010 Annual Meeting of Shareholders, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting.

The Company’s by-laws also specify requirements relating to the content of the notice which shareholders must provide to the Secretary of the Company for any matter, including a shareholder nomination for director, to be properly presented at a shareholder meeting.

OTHER MATTERS

The Board of Directors has no knowledge of any other matter which may come before the meeting and does not intend to present any such other matter. Pursuant to the Company’s by-laws, the deadline for shareholders to notify the Company of any proposals or director nominations to be presented for action at the annual meeting has passed. However, if any other matters shall properly come before the meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their own judgment.

OTHER INFORMATION

The Executive Compensation Committee Report on page 33, the Audit Committee Report on page 56 and the information regarding the Audit Committee’s charter and the independence of Audit Committee members on page 7 shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates such information by reference, and shall not otherwise be deemed filed under such Acts.

The cost of solicitation of proxies will be borne by the Company. The Company has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies by mail, e-mail, telephone and personal interview for a fee of $7,500, plus expenses. Officers and employees of the Company may, without additional remuneration, also assist in soliciting proxies in the same manner. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or the Company’s Annual Report for the fiscal year ended January 31, 2009 may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any shareholder upon written or oral request to the Investor Relations Department of the Company, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760, telephone: (508) 651-6650. Any shareholder who wants to receive separate copies of future proxy statements or annual reports, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker, or other nominee record holder, or the shareholder may contact the Company at the above address and phone number.

By Order of the Board of Directors

Lon F. Povich
Secretary

April 15, 2009

APPENDIX A

BJ’s WHOLESALE CLUB, INC.

MANAGEMENT INCENTIVE PLAN

2008 AMENDMENT AND RESTATEMENT

1.	Purpose

The purpose of the BJ’s Wholesale Club, Inc. Management Incentive Plan (the “Plan”) is to provide officers and other employees who are key to the growth and profitability of BJ’s Wholesale Club, Inc. and its subsidiaries with reward opportunities commensurate with performance relative to annual objectives.

2.	Definitions

Unless the context requires otherwise, the following expressions as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

“Board” shall mean the Board of Directors of BJ’s Wholesale Club, Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean BJ’s Wholesale Club, Inc. and its subsidiaries.

“Covered Employee” shall mean any person who is, or who the ECC, in its discretion, determines may be, a “covered employee” under Section 162(m) (3) of the Code.

“ECC” shall mean the Executive Compensation Committee of the Board.

“Effective Date” of this Amendment and Restatement shall mean February 3, 2008.

“Fiscal Year” shall mean the period ending on the Saturday closest to January 31 in each year.

“Participant” shall mean an officer or other employee of the Company who is designated a participant pursuant to Section 4 below.

“Performance Criteria” shall mean the standards of measurement of Company performance and individual performance for each Performance Period as established by the ECC pursuant to paragraph (a) of Section 5 below.

“Performance Goals” shall mean the levels of performance with respect to each Performance Criterion at which awards are payable pursuant to this Plan. Performance goals are established by the ECC pursuant to paragraph (b) of Section 5 below.

“Performance Period” shall mean a part or all of a Fiscal Year as determined by the ECC, provided that if a Participant has made a deferral election pursuant to Section 8, a Performance Period shall consist of at least 12 consecutive months unless such election was made on or before the last day of the calendar year that ends prior to the beginning of the Performance Period to which the election relates or such election is made within 30 days after the Participant first becomes eligible to participate in the Plan.

3.	Administration

This Plan shall be administered by the ECC. The ECC shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; to determine the terms and provisions of any agreements pertaining to the Plan; and to make all other determinations necessary or advisable for its administration.

Any person objecting to any interpretation, rule, determination or other action made or taken by the ECC which affects said person shall have the right to appeal in writing to the Company, setting forth the objections in reasonable detail, provided that such appeal shall be made within 90 days after promulgation of such interpretation, rule, or other determination, or such additional time as the Company shall deem reasonable.

The ECC shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before the ECC. Its determination shall be binding on all parties.

Neither the Company nor any member or former member of the ECC or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award or payment made under the Plan.

4.	Eligibility

For each Performance Period, the ECC shall designate Participants to receive annual management incentive awards, subject to the terms and conditions of the Plan. Participants in the Plan shall be key employees of the Company, including such executives and other employees of the Company as the ECC shall, at any time, designate as Participants for said Performance Period.

5.	Description of Awards

(a) Designation of Performance Criteria. During the time period prescribed by Section 162(m) of the Code with respect to a Performance Period (the “Grant Period”) and in compliance with Section 162(m) of the Code, the ECC shall determine one or more Performance Criteria for said Performance Period and the relative weight to be given to each Performance Criterion. Performance Criteria and the weighting thereof may vary by Participant and may be different for different Performance Periods. Such Performance Criteria shall include only the following measures: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such Performance Criteria may be absolute or relative in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, or a market index. Such Performance Criteria may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline.

(b) Performance Goals. During the Grant Period with respect to a Performance Period, the ECC shall establish a range of Performance Goals from minimum to target to maximum for each Performance Criterion for said Performance Period. Performance Goals may vary by Participant, may be different for different Performance Periods and may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works.

At any time designated by the ECC prior to award payment, appropriate adjustments in the Performance Goals may be made to avoid undue windfalls or hardships due to external conditions outside the control of management, nonrecurring or abnormal items, changes in accounting practices or such other matters as the ECC shall, in its sole discretion, determine, subject to paragraph (d) below.

(c) Award Opportunity. During the Grant Period with respect to a Performance Period, the ECC shall assign to each Participant the minimum, target, and maximum award opportunities to be earned for said Performance Period based upon the Participant’s position and ability to impact annual performance relative to goals during the Performance Period. Award opportunity may be expressed as a fixed amount or as a percentage of the Participant’s base salary earned for the Performance Period. No individual award opportunity in any calendar year shall exceed $1,500,000. The ECC may provide for automatic modifications in the minimum, target or maximum award opportunities for a Participant in the event of a change in the Participant’s position occurring during the Performance Period.

(d) Adjustments to Performance Goals for Certain Officers. The ECC shall make no adjustments to the Performance Goals whose effect is to increase the incentive payment to a Covered Employee, except for the following:

(1) Events classified as extraordinary items, unusual or infrequently occurring items, or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

(2) Disposal of a business segment or a group of ~~two~~ one or more warehouse stores, a major administrative unit, or major assets, or impairment of assets (whether tangible or intangible) if quantified and disclosed in ~~Management’s Discussion and Analysis of Financial Condition and Results of Operations of~~ the Company’s Annual Report on Form 10-K.

(3) Conversion of convertible bonds or preferred stock convertible into common stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the performance that is being measured; or an increase in the number of shares of common stock for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by the exercise of awards under the Company’s 2007 Stock Incentive Plan or any similar plan.

(4) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

(5) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or any similar or successor entity and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

(6) Unusual and material losses beyond the Company’s control, such as acts of God (e.g., earthquake or widespread hurricane damage).

(7) Reserves for future period events which will not occur until after the performance measurement period.

(8) Adjustments attributable to prior periods in the case of a newly acquired business.

(9) Adjustments of goals made immediately after completion of the audit of the Company’s financial statements for the fiscal year immediately preceding the Performance Period, made solely to “true-up” amounts that were based on estimated results for said preceding year.

(10) Gains and losses from sales of a minority interest in a subsidiary.

(11) Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the Performance Goals. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

(12) Any expense, gain or loss (including, but not limited to judgments, interest on judgments, settlement amounts, tax settlements, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation, lawsuit settlement (including collective actions or class action lawsuits) or settlement of potential claims.

In no event, however, shall the ECC make any adjustment which would cause incentive awards not to qualify as performance-based compensation under Section 162(m) of the Code. In those cases where a Participant has made an election pursuant to Section 8 to defer the payment of an incentive award, the ECC shall not make any adjustment to the award that would cause such payment not to qualify as performance-based compensation under Section 409A of the Code and the regulations thereunder, provided that this limitation shall not apply if such election was made on or before the last day of the calendar year that ends prior to the beginning of the Performance Period to which the election relates or if such election is made within 30 days after the Participant first becomes eligible to participate in the Plan.

6.	Determination of Awards

(a) Upon completion of each Performance Period and certification of the Company’s financial statements by the Company’s independent registered public accounting firm for the Fiscal Year included in such Performance Period, the ECC will review performance relative to Performance Goals, as adjusted from time to time in accordance with paragraph (b) of Section 5 above, and certify the value of the awards for each Performance Period.

Achievement of all Performance Goals will result in payment of a Participant’s target award. Failure to achieve Performance Goals will result in a decrease or elimination of the Participant’s award. Exceeding performance goals will result in an award greater than the target award but not greater than the maximum award. Notwithstanding the foregoing, the ECC in its discretion may reduce the amount payable under an incentive award.

(b) If an employee becomes a Participant after the beginning of an existing Performance Period, an award may be made for such Participant for a separate Performance Period designated by the ECC.

(c) Except as otherwise provided in an employment agreement, in the event of termination of employment of a Participant for any reason prior to the last day of the Performance Period, a Participant shall have no further rights under the Plan thereafter and shall not be entitled to payment of any award.

If termination of employment occurs (i) by reason of death, (ii) due to normal retirement on or after age 65, or (iii) due to early retirement on or after age 55 with the consent of the Company, the ECC may, in its sole discretion, direct that some portion of the award that would otherwise have been paid to the Participant based on performance relative to the Performance Goals shall be paid, taking into account the duration or employment during the Performance Period, the Participant’s performance, and such other matters as the ECC shall deem appropriate.

In the event of termination of employment for cause, as defined and determined by the ECC in its sole discretion, no payment shall be made with regard to any prior or current Performance Period.

(d) If a Participant shall be actively employed less than a full Performance Period because of an accident or illness and receives short-term disability or long-term disability payments or any combination thereof during the portion of the Performance Period the participant was not actively employed, said Participant shall receive that portion of her or his incentive award, if any, for said Performance Period determined by multiplying the award that would otherwise have been paid to the Participant for such Performance Period based on performance relative to the Performance Goals by a fraction, the numerator of which is the number of days of such Participant’s active employment during the Performance Period and the denominator of which is the total number of days in the Performance Period. The time during which a Participant receives sick leave, short-term income protection and/or vacation payments shall be deemed active employment time. Time during which a Participant receives short-term disability and/or long-term disability payments shall not be deemed active employment time. For purposes of this Section 6(d), if a Participant has elected to defer a payment attributable to an award pursuant to Section 8, the term, “disability,” as applied to such payment, shall mean any medically determinable physical or mental impairment resulting in a Participant’s inability to perform the duties of his or her position or any substantially similar position where such impairment can be expected to last for a continuous period of not less than six months. The preceding sentence shall not apply if the Participant’s deferral election was made on or before the last day of the calendar year that ends prior to the beginning of the Performance Period to which the election relates or if such election is made within 30 days after the Participant first becomes eligible to participate in the Plan.

7.	Payment of Awards

As soon as practicable after valuation of the award for each Performance Period, but no later than the last day of the calendar year in which occurs the end of the Performance Period, payment will be made in cash with respect to the award earned by each Participant.

8.	Deferral of Awards

Participants who are designated by the ECC as being eligible to participate in the Company’s General Deferred Compensation Plan may elect to defer all or a portion of their awards in accordance with the terms of such General Deferred Compensation Plan. Notwithstanding anything to the contrary, if a Participant makes such an election, then for purposes of Section 13, Annex A shall not apply, and the term, “Change of Control,” shall have the meaning given in Annex B.

9.	Designation of Beneficiary

(a) Subject to applicable law, each Participant shall have the right to file with the Company a written designation of one or more persons as beneficiary(ies) who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant’s death. A Participant may from time to time revoke or change the beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, change, or revocation thereof shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to receipt.

(b) If no such beneficiary designation is in effect at the time of a Participant’s death, if no designated beneficiary survives the Participant, or if such designation conflicts with law, the amount payable under the Plan upon the Participant’s death shall be made to the Participant’s estate. If the Company is in doubt as to the right of any person to receive any amount, the Company may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Company, the ECC and the Board therefor.

10.	Notices

Each Participant whose employment relationship with the Company has terminated, either voluntarily or involuntarily, shall be responsible for furnishing the Company with the current and proper address for mailing of notices and the delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

11.	Rights of Participants

Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or such Participant’s legal representative or designated beneficiary, or other persons.

If and to the extent that any Participant or his legal representative or designated beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

12.	No Employment Rights

Nothing in the Plan or any other document describing or referring to the Plan shall be deemed to confer on any Participant the right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any such person with or without cause.

13.	Certain Payments Upon a Change of Control

If, upon a Change of Control (as defined in Annex A hereto) of the Company, amounts payable or that would or might be payable in respect of an individual under the Plan instead are paid to such individual or such individual’s estate or beneficiary pursuant to any change of control severance plan or agreement, or any similar plan, agreement or arrangement to which the Company is a party, payments in respect of such individual hereunder shall be reduced pro tanto.

14.	Nonalienation of Awards

No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged, or otherwise disposed of or encumbered by a Participant, except as provided herein, nor shall they be subject to attachment, garnishment, execution, or other creditor’s processes.

15.	Withholding Taxes

The Company shall have the right to deduct withholding taxes from any payments made pursuant to the Plan, or make such other provisions as it deems necessary or appropriate to satisfy its obligations for withholding federal, state, or local income or other taxes from payments to the Participant.

16.	Termination, Amendment, and Modification

The ECC or the Board may from time to time amend, modify, or discontinue the Plan or any provision hereof; provided that if shareholder approval of such action is required or the awards will not continue to qualify as performance-based compensation under Section 162(m) of the Code, then such action will not be effective until such approval is obtained. No amendment to, or discontinuance or termination of, the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant that have vested. This Plan shall continue until terminated by the ECC or the Board.

17.	Headings and Captions

The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.	Controlling Law

This Plan shall be construed and enforced according to the laws of the Commonwealth of Massachusetts, to the extent not preempted by Federal law, which shall otherwise control.

19.	Miscellaneous Provisions

(a) All costs and expenses involved in administering the Plan as provided herein, or incident thereto, shall be borne by the Company,

(b) If any Participant shall also participate in other annual incentive plans of the Company, the ECC shall determine the amount, if any, by which such Participant’s award under the Plan shall be adjusted, so as to coordinate the benefits under the Plan with the other plans.

(c) The ECC may, in its sole discretion, reduce or eliminate awards granted or money payable to any Participant or all Participants if it determines that such awards or payments may cause the Company to violate any applicable law, regulation, controls, or guidelines. Such reduction or elimination may be made notwithstanding that the possible violation might be eliminated by reducing or not increasing compensation or benefits of other associates, it being the intent of the Plan not to inhibit the discretion of the Company to provide such forms and amounts of compensation and benefits to employees as it deems advisable.

(d) Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A of the Code, and if any payment hereunder is subject to the rule under Section 409A(a)(2)(B)(i) of the Code, then such payment shall be delayed until the date that is six months and one day after the Participant has a “separation from service” as defined in Section 409A of the Code. Unless otherwise determined by the Board, a Participant is a specified employee for each 12-month period that begins on April 1 if the Participant has met any of the following requirements at any time during the calendar year (based on the total compensation reported on the Participant’s Form W-2 for such calendar year) that precedes such April 1:

(i) The Participant was an officer of the Company having annual compensation from the Company greater than $130,000, as annually adjusted pursuant to Section 416(i)(A) of the Code,

(ii) The Participant was a person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all the stock of the Company, or

(iii) The Participant was a person having annual compensation from the Company greater than $150,000 who would be described in clause (ii) if “1%” were substituted for “5%” each place it appears in such clause.

The identification of a specified employee shall be made by applying the regulations issued by the Internal Revenue Service under Sections 409A and 416 of the Code, disregarding Section 416(i)(5) of the Code.

ANNEX A

DEFINITION OF CHANGE OF CONTROL

For the purposes of this Plan, a “Change of Control” shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section (c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

ANNEX B

DEFINITION OF CHANGE OF CONTROL

FOR PURPOSES OF DEFERRAL ELECTIONS UNDER SECTION 8

(a) For purposes of this Plan, when this Annex B applies, “Change of Control” shall mean the occurrence of any one of the following events:

(i) Change in Ownership. The acquisition of ownership of the Company’s stock by any one person or group that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of such stock, provided that stock in the Company remains outstanding after any such transaction, and further provided that if a person or group owns (or is treated under the Code as owning) more than 50% of the total fair market value or total voting power of such stock, the acquisition of additional stock in the Company by such person or group will not result in a Change of Control. For purposes of the preceding sentence, an increase in the percentage of Company stock owned by any person or group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of Company stock.

(ii) Change in Effective Control. Either of the following transactions:

(A) The acquisition of ownership of the Company’s stock possessing 30% or more of the total voting power of all Company stock by any one person or group during the 12-month period ending on the date of the most recent acquisition of Company stock by such person or group; or

(B) The replacement of more than 50% of the Company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board as constituted before the date of the appointment or election.

(iii) Change in Ownership of Company Assets. The acquisition of 40% or more of the total gross fair market value of the Company’s assets by any one person or group during the 12-month period ending on the date of the most recent acquisition of assets of the Company by such person or group. For purposes of the preceding sentence, “gross fair market value” means the value of the Company’s assets or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and the total gross fair market value of all of the Company’s assets is determined immediately before the 12-month period. Notwithstanding anything to the contrary, a Change of Control resulting from a transfer of Company assets will not occur if the assets are transferred to:

(A) A shareholder of the Company immediately before such transfer in exchange for or with respect to Company stock;

(B) An entity 50% or more of the total value or voting power of which is owned immediately after the transfer of the assets, directly or indirectly, by the Company;

(C) A person or group that owns immediately after the transfer of the assets, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company, or an entity, at least 50% of the total value or voting power of which is owned immediately after the transfer of the assets, directly or indirectly, by such person or group.

(b) Definition of Group. For purposes of determining whether a Change of Control has occurred, the term, “group,” as used in subsection (a) of this Exhibit, includes persons that are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c) Interpretation. The definition of Change of Control in this Exhibit is intended to be in conformity with the requirements of Section 409A of the Code and regulations issued, and any interpretation of such definition is to be guided by this objective.

APPENDIX B

BJ’s WHOLESALE CLUB, INC.

GROWTH INCENTIVE PLAN

2008 AMENDMENT AND RESTATEMENT

WHEREAS, the Participants are in management positions in the Company or its subsidiaries and are key to the long-term success of the Company;

WHEREAS, the Company desires to provide an incentive to focus the Participants’ attention and efforts on long-term growth and profitability;

NOW THEREFORE, the Company hereby adopts the Plan, as hereinafter set forth, effective as of the Effective Date.

ARTICLE 1

DEFINITIONS

The following terms as used in the Plan shall have the following meanings:

“Award Period” shall mean a period of a certain number of consecutive fiscal years (or portions thereof), as determined by the ECC in its discretion. Award Periods may overlap and employees may participate simultaneously with respect to more than one Award Period. Notwithstanding the preceding sentence, in those cases where a Participant has made an election pursuant to Article 11 to defer the payment of Incentive Units, an Award Period shall consist of at least 12 consecutive months unless such election was made on or before the last day of the calendar year that ends prior to the beginning of the Award Period to which the election relates or such election is made within 30 days after the Participant first becomes eligible to participate in the Plan.

“Board” shall mean the Board of Directors of BJ’s Wholesale Club, Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall mean BJ’s Wholesale Club, Inc. and its subsidiaries.

“Covered Employee” shall mean any person who is, or who the ECC, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

“ECC” shall mean the Executive Compensation Committee of the Board.

“Effective Date” of this Amendment and Restatement shall mean February 3, 2008.

“Incentive Measurement” shall mean any one or combination of the following objective measures of performance or growth, as the ECC shall determine: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, net assets, return on assets or net assets, return on equity, return on investment, return on invested capital, cash flow, total shareholder return, gross margin, earnings before interest, taxes, depreciation and/or amortization and market share. Such performance criteria may be absolute or relative in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated, or a market index. Such Incentive Measurement may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline.

“Incentive Unit” shall mean an incentive unit granted to each Participant, the value of which equals a certain percentage of the growth in the Incentive Measurement achieved over the Award Period, as determined by the ECC.

“Participant” shall mean an employee in a management position in the Company who is selected by the ECC, in its discretion, to be a participant in the Plan.

“Plan” shall mean the BJ’s Wholesale Club, Inc. Growth Incentive Plan, as herein set forth, including any and all amendments hereto and restatements hereof.

ARTICLE 2

BENEFITS UNDER THE PLAN

2.1 Granting of Awards.

(a) The Grant. During the time period prescribed by Section 162(m) of the Code with respect to an Award Period (the “Grant Period”) and in compliance with Section 162(m) of the Code, the ECC shall determine (i) which employees shall be Participants in the Plan, (ii) the amount of Incentive Units to be granted to each Participant, and (iii) the method or formula for determining the value of each Incentive Unit, based on the Incentive Measurement. The number of Incentive Units and the Incentive Measurement may vary by Participant, may be different for different Award Periods and may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works. The ECC may provide for automatic modifications of the Incentive Units granted to a Participant in the event of a change in the Participant’s position occurring during the Award Period.

(b) Payment Date. During the Grant Period relating to an Award Period, the ECC shall determine the date on or about which payment in respect of Incentive Units shall be made; provided that such payment date shall occur at some time within the calendar year in which occurs the end of the Award Period.

2.2 Value of Incentive Units. During the Grant Period relating to an Award Period, the ECC shall determine (i) the factor(s) comprising the Incentive Measurement, and (ii) the Incentive Measurement’s base value, i.e., the value against which growth shall be measured. Notwithstanding the prior sentence, the Incentive Measurement’s base value may be appropriately adjusted by the ECC, pursuant to Section 2.5(i) hereof, after the certification of the Company’s financial statements by the Company’s independent public accountant for the fiscal year immediately preceding the commencement of the Award Period. In the ECC’s discretion, Incentive Measurements may vary with respect to Incentive Unit grants made to individual Participants or groups of Participants.

2.3 Award Opportunity. Upon the completion of each Award Period and the certification of the Company’s financial statements by the Company’s independent registered public accounting firm for the last fiscal year in said Award Period, the ECC shall cause to be revalued the Incentive Measurement in order to determine the growth over the Incentive Measurement’s base value and shall certify the value of each Incentive Unit. Notwithstanding anything to the contrary herein contained or implied, the ECC may make appropriate adjustments to the value of the Incentive Measurement to avoid undue windfalls or hardships due to external conditions outside the control of management, nonrecurring or abnormal items, changes in accounting practices, or such other matters as the ECC, in its discretion, shall determine; however, the ECC shall make no adjustments to the performance criteria whose effect is to increase the growth incentive payment to a Covered Employee, except as provided in Section 2.5 hereof. Notwithstanding anything to the contrary contained herein or implied, the ECC in its discretion may reduce the amount payable under an incentive award.

Payment of Awards.

2.4 (a) Employees on Last Day of Award Period. Participants employed by the Company on the last day of the Award Period shall be entitled to receive payment as soon as practicable thereafter, but no later than the last day of the calendar year in which occurs the last day of the Award Period. Notwithstanding anything to the contrary herein contained or implied, in no event shall a Participant’s incentive payment for an Award Period exceed $2,500,000 in any calendar year.

(b) Termination of Employment in the Event of Death, Disability or Retirement. If the termination of employment of a Participant occurs before the end of an Award Period due to: (i) death, (ii) disability (as defined under the Company’s long-term disability plan), (iii) early retirement with the consent of the Company on or after the attainment of age fifty-five (55)(“early retirement”) or (iv) retirement on or after the attainment of age 65 (“normal retirement”) the Participant shall be entitled, as set forth in this paragraph, to pro-rated payment in respect of Incentive Units, determined as of the end of the fiscal year in which the Participant’s termination of employment due to death, disability, early retirement or normal retirement occurs. Such payment shall only be made with respect to the Award Period that ends at the end of the fiscal year in which such death, disability, early retirement or normal retirement occurs. Such payment shall be made as soon as practicable following the end of the fiscal year in which termination of employment has occurred, but no later than the last day of the calendar year in which occurs the end of such fiscal year. No payment shall be made with respect to any other Award Period. For purposes of this Section 2.4(b), if a Participant has elected to defer a payment attributable to Incentive Units pursuant to Article 11, the term, “disability,” as applied to such payment, shall be determined without reference to the Company’s long-term disability plan and shall mean any medically determinable physical or mental impairment resulting in a Participant’s inability to perform the duties of his or her position or any substantially similar position where such impairment can be expected to last for a continuous period of not less than six months. The preceding sentence shall not apply if the Participant’s deferral election was made on or before the last day of the calendar year that ends prior to the beginning of the Award Period to which the election relates or if such election is made within 30 days after the Participant first becomes eligible to participate in the Plan.

(c) Termination of Employment for Any Reason Other than Death, Disability or Retirement. Except as otherwise provided in Article 6 of the Plan or in an employment agreement, in the event of the Participant’s termination of employment for any reason other than death, disability, early retirement or normal retirement prior to the end of the Award Period, the Participant shall have no rights under the Plan and shall not be entitled to receive payment with respect to any Incentive Unit.

(d) Section 409A Compliance. If the Participant is a “specified employee” within the meaning of Section 409A of the Code, and if any payment hereunder is subject to the rule under Section 409A(a)(2)(B)(i) of the Code, then such payment shall be delayed until the date that is six months and one day after the Participant has a “separation from service” as defined in Section 409A of the Code. Unless otherwise determined by the Board, a Participant is a specified employee for each 12-month period that begins on April 1 if the Participant has met any of the following requirements at any time during the calendar year (based on the total compensation reported on the Participant’s Form W-2 for such calendar year) that precedes such April 1:

(i) The Participant was an officer of the Company having annual compensation from the Company greater than $130,000, as annually adjusted pursuant to Section 416(i)(A) of the Code,

(ii) The Participant was a person owning (or considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Company or stock possessing more than 5% of the total combined voting power of all the stock of the Company, or

(iii) The Participant was a person having annual compensation from the Company greater than $150,000 who would be described in clause (ii) if “1%” were substituted for “5%” each place it appears in such clause.

The identification of a specified employee shall be made by applying regulations issued by the Internal Revenue Service under Sections 409A and 416 of the Code, disregarding Section 416(i)(5) of the Code.

2.5 Restrictions on Adjustments to Incentive Measurement. The ECC shall make no adjustments to the Incentive Measurement whose effect is to increase the growth incentive payment to any Covered Employee, except for the following:

(a) Events classified as extraordinary items, unusual or infrequently occurring items, or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

(b) Disposal of a business segment or a group of ~~two~~ one or more warehouse stores, a major administrative unit, or major assets, or impairment of assets (whether tangible or intangible), if quantified and disclosed in ~~Management’s Discussion and Analysis of Financial Condition and Results of Operations of~~ the Company’s Annual Report on Form 10-K.

(c) Conversion of convertible bonds or preferred stock convertible into common stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the Incentive Measurement; or an increase in the number of shares of common stock for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by the exercise of awards under the Company’s 2007 Stock Incentive Plan or any similar plan.

(d) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

(e) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or any similar or successor entity and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

(f) Unusual and material losses beyond the Company’s control, such as acts of God (e.g., earthquake or widespread hurricane damage).

(g) Reserves for future period events which will not occur until after the performance measurement period.

(h) Adjustments attributable to prior periods in the case of a newly acquired business.

(i) Adjustments of the Incentive Measurement’s base value made immediately after completion of the audit of the Company’s financial statements for the fiscal year immediately preceding the Award Period, made solely to “true-up” amounts that were based on estimated results for said preceding year.

(j) Gains and losses from sales of a minority interest in a subsidiary.

(k) Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the Incentive Measurement. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

(l) Any expense, gain or loss (including, but not limited to judgments, interest on judgments, settlement amounts, tax settlements, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation, lawsuit settlement (including collective actions or class action lawsuits) or settlement of potential claims.

In no event, however, shall the ECC make any adjustment which would cause incentive awards not to qualify as performance-based compensation under Section 162(m) of the Code. In those cases where a Participant has made an election pursuant to Article 11 to defer the payment of Incentive Units, the ECC shall not make any adjustment to an incentive award that would cause such award not to qualify as performance-based compensation under Section 409A of the Code and the regulations thereunder, provided that this limitation shall not apply if such election was made on or before the last day of the calendar year that ends prior to the beginning of the Award Period to which the election relates or if such election is made within 30 days after the Participant first becomes eligible to participate in the Plan.

ARTICLE 3

DESIGNATION OF BENEFICIARY

Subject to applicable law, each Participant shall have the right to file with the Company a written designation of one or more persons as beneficiary(ies) who shall be entitled to receive the amount, if any, payable under the Plan upon the Participant’s death. A Participant may from time to time revoke or change the beneficiary by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, change, or revocation thereof shall be effective unless received by the Company prior to the Participant’s death, and in no event shall it be effective as of a date prior to receipt.

If no such beneficiary designation is in effect at the time of a Participant’s death, if no designated beneficiary survives the Participant, or if such designation conflicts with law, the amount payable under the Plan upon the Participant’s death shall be made to the Participant’s estate. If the Company is in doubt as to the right of any person to receive any amount, the Company may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Company may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Company, the ECC and the Board therefor.

ARTICLE 4

PLAN ADMINISTRATION AND INDEMNIFICATION

4.1 Plan Administration. The Plan shall be administered by the ECC. The ECC shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to interpret the terms and provisions of the Plan; and to make all other determinations necessary or advisable for its administration. Any person objecting to any interpretation, rule, determination or other action made or taken by the ECC which affects said person shall have the right to appeal in writing to the Company, setting forth the objections in reasonable detail, provided that such appeal shall be made within 90 days after promulgation of such interpretation, rule, or other determination, or such additional time as the Company shall deem reasonable.

The ECC shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before the ECC. Its determination shall be binding on all parties.

Neither the Company nor any member or former member of the ECC or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award or payment made under the Plan.

4.2 Indemnification. The Company shall indemnify and save harmless each member of the ECC against all expenses and liabilities arising out of membership on such ECC, excepting only expenses and liabilities arising from such member’s own gross negligence or willful misconduct, as determined by the Board or outside counsel designated by the Board.

ARTICLE 5

EFFECT ON EMPLOYMENT RIGHTS

The Plan shall not constitute an employment contract and nothing contained in the Plan shall confer upon the Participant the right to be retained in the service of the Company nor limit the right of the Company to discharge or otherwise deal with the Participant without regard to the existence of the Plan.

ARTICLE 6

CHANGE OF CONTROL

In the event of the Change of Control of the Company (as defined in Annex A hereto), the ECC shall thereupon cause to be re-valued the Incentive Measurement, in the manner described herein, and shall provide that Incentive Units be redeemed as soon as practicable thereafter in lieu of payments that would otherwise be made under Article 2 hereof, regardless of when the end of the Award Period is scheduled to occur. Such re-valuation of the Incentive Measurement shall be determined based on (i) the Company’s actual performance or growth with respect to those fiscal years within the Award Period which have ended prior to the Change of Control, plus (ii) for the fiscal year in which occurs the Change of Control, the Company’s projected performance or growth as provided in the fiscal year’s financial plan (as presented to the Board at the beginning of the fiscal year) pro-rated based on the number of days in said fiscal year preceding the Change of Control.

ARTICLE 7

AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be amended, suspended or terminated in whole or in part at any time and from time to time by the ECC or the Board; provided that if shareholder approval of such action is required or the awards will not continue to qualify as performance-based compensation under Section 162(m) of the Code, then such action will not be effective until such approval is obtained. No such amendment, suspension or termination shall retroactively impair or otherwise adversely affect the rights of any Participant to benefits under this Plan if the end of the Award Period has occurred prior to the date of such amendment, suspension or termination.

ARTICLE 8

NON-ASSIGNMENT

The right to benefits hereunder shall not be assignable, and the Participant shall not be entitled to have such payments commuted or made otherwise than in accordance with the provisions of the Plan.

ARTICLE 9

CONSTRUCTION

9.1 Heading and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

9.2 Singular Includes Plural. Except where otherwise clearly indicated by context, the singular shall include the plural, and vice-versa.

ARTICLE 10

RELEVANT LAW

This Plan shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by federal law.

ARTICLE 11

DEFERRAL OF AWARDS

Participants who are designated by the ECC as being eligible to participate in the BJ’s Wholesale Club, Inc. General Deferred Compensation Plan may elect to defer all or a portion of the payments attributable to Incentive Units in accordance with the terms of such plan. Notwithstanding anything to the contrary, if a Participant makes such an election, then for purposes of Article 6, Annex A shall not apply, and the term, “Change of Control,” shall have the meaning given in Annex B.

ANNEX A

DEFINITION OF CHANGE OF CONTROL

For the purposes of this Plan, a “Change of Control” shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section (c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

ANNEX B

DEFINITION OF CHANGE OF CONTROL

FOR PURPOSES OF DEFERRAL ELECTIONS UNDER ARTICLE 11

(a) For purposes of this Plan, when this Annex B applies, “Change of Control” shall mean the occurrence of any one of the following events:

(i) Change in Ownership. The acquisition of ownership of the Company’s stock by any one person or group that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of such stock, provided that stock in the Company remains outstanding after any such transaction, and further provided that if a person or group owns (or is treated under the Code as owning) more than 50% of the total fair market value or total voting power of such stock, the acquisition of additional stock in the Company by such person or group will not result in a Change of Control. For purposes of the preceding sentence, an increase in the percentage of Company stock owned by any person or group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of Company stock.

(ii) Change in Effective Control. Either of the following transactions:

(A) The acquisition of ownership of the Company’s stock possessing 30% or more of the total voting power of all Company stock by any one person or group during the 12-month period ending on the date of the most recent acquisition of Company stock by such person or group; or

(B) The replacement of more than 50% of the Company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such board as constituted before the date of the appointment or election.

(iii) Change in Ownership of Company Assets. The acquisition of 40% or more of the total gross fair market value of the Company’s assets by any one person or group during the 12-month period ending on the date of the most recent acquisition of assets of the Company by such person or group. For purposes of the preceding sentence, “gross fair market value” means the value of the Company’s assets or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and the total gross fair market value of all of the Company’s assets is determined immediately before the 12-month period. Notwithstanding anything to the contrary, a Change of Control resulting from a transfer of Company assets will not occur if the assets are transferred to:

(A) A shareholder of the Company immediately before such transfer in exchange for or with respect to Company stock;

(B) An entity 50% or more of the total value or voting power of which is owned immediately after the transfer of the assets, directly or indirectly, by the Company;

(C) A person or group that owns immediately after the transfer of the assets, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company, or an entity, at least 50% of the total value or voting power of which is owned immediately after the transfer of the assets, directly or indirectly, by such person or group.

(b) Definition of Group. For purposes of determining whether a Change of Control has occurred, the term, “group,” as used in subsection (a) of this Exhibit, includes persons that are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

(c) Interpretation. The definition of Change of Control in this Exhibit is intended to be in conformity with the requirements of Section 409A of the Code and regulations issued thereunder, and any interpretation of such definition is to be guided by this objective.

APPENDIX C

BJ’s WHOLESALE CLUB, INC.

2007 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2007 Stock Incentive Plan (the “Plan”) of BJ’s Wholesale Club, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any present or future subsidiary corporations of BJ’s Wholesale Club, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).

2.	Eligibility

All of the Company’s employees, officers and directors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, other stock-based awards and performance awards (each, an “Award”) under the Plan. Any person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration, Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). The Board shall appoint one such Committee of not less than two members, each member of which shall be (i) an “independent director” within the meaning of Section 303A of The New York Stock Exchange Listed Company Manual, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(c) Awards to Non-Employee Directors. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” within the meaning of Section 303A of The New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 4,000,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares as determined from time to time by the Board.

(2) Fungible Share Counting. Subject to adjustment under Section 4(c), an Option or SAR shall be counted against the share limits specified in Sections 4(a)(1) and 4(b)(2) as one share for each share of common stock subject to the Option or SAR, and any Restricted Stock Awards or Other Stock-Based Awards with a per share or per unit purchase price lower than 100% of Fair Market Value (as defined below) on the date of grant (a “Full Value Award”) shall be counted against the share limits specified in Sections 4(a)(1), 4(b)(2), 8(b) and 9(b) as two shares for each one share of Common Stock subject to such Full Value Award. To the extent that a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counted as two shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with two shares.

(3) Other Share Counting Rules. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2), 8(b) and 9(b), (i) all shares of Common Stock covered by independent SARs (as defined in Section 7(b)) shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such SAR upon exercise; (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (iv) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 4(c), the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 15% of the maximum number of authorized shares set forth in Section 4(a)(1).

(c) Adjustment to Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits and share counting rules set forth in Sections 4(a), 4(b), 8(b) and 9(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Board (or substituted Awards may be made, if applicable).

(d) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option, or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify it in the applicable option agreement. Each Option shall have an exercise price of not less than the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange (or on the other national securities exchange on which the Common Stock is then traded) on its date of grant (and if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board).

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Minimum Vesting. Other than as provided in Section 6 with respect to Options granted to non-employee directors, no Option shall vest earlier than the first anniversary of its date of grant, unless the Option is issued in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. Notwithstanding the foregoing, the Board may allow an Option to accelerate and become vested, in whole or in part, prior to the first anniversary of its date of grant, provided that the Board may only exercise such right in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change of Control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(i) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(j) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Director Options

(a) Initial Grant. Upon the commencement of service on the Board by any individual who is not then an employee of the Company or any subsidiary of the Company, the Company shall grant to such person a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock (subject to adjustment under Section 4(c)).

(b) Annual Grant. On the date of each annual meeting of stockholders of the Company, the Company shall grant to each member of the Board of Directors of the Company who is both serving as a director of the Company immediately prior to and immediately following such annual meeting and who is not then an employee of the Company or any of its subsidiaries, a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock (subject to adjustment under Section 4(c)); provided, however, that a director shall not be eligible to receive an option grant under this Section 6(b) until such director has served on the Board for at least six months.

(c) Terms of Director Options. Options granted under this Section 6 shall (i) have an exercise price equal to the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange or on the other national securities exchange on which the Common Stock is then traded on the date of grant (and if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board), (ii) vest on a cumulative basis as to one-third of the shares subject to the Option on the first day of the month of each of the first three anniversaries of the date of grant of such Option (provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service), (iii) expire on the earlier of 10 years from the date of grant or one year following cessation of service on the Board and (iv) contain such other terms and conditions as the Board shall determine.

(d) Board Discretion. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to Options granted under this Section 6, subject to the limitation of the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(2). The Board also retains the specific authority to issue SARs, Restricted Stock Awards or Other Stock-Based Awards in lieu of some or all of the Options otherwise issuable under this Section 6, subject to the limitation of the aggregate number of shares issuable to non-employee directors contained in Section 4(b)(2).

7.	Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of a SAR entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the exercise price established pursuant to Section 7(c). SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change of Control) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change of Control and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board, subject to the other terms of the Plan, may specify in the SAR Award.

(c) Exercise Price. The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. Each SAR shall have a exercise price of not less than the closing sale price (for the primary trading session) of the Common Stock on The New York Stock Exchange (or on the other national securities exchange on which the Common Stock is then traded) on its date of grant (and if the Common Stock is not then traded on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Board).

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide a exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 4(c)) and (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a exercise price per share lower than the then-current exercise price per share of the cancelled SAR.

(g) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

8.	Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any. Restricted Stock Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Restricted Stock Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change of Control of the Company; or retirement of the Participant.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement . Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

9.	Other Stock-Based Awards

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto. Other Stock-Based Awards that vest solely based on the passage of time shall be zero percent vested prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant), no more than one-third vested prior to the second anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the second annual meeting held after the date of grant), and no more than two-thirds vested prior to the third anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the third annual meeting held after the date of grant). Other Stock-Based Awards that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, if earlier, the date of the first annual meeting held after the date of grant). The two foregoing sentences shall not apply to Restricted Stock Awards and Other Stock-Based Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). Notwithstanding any other provision of this Plan (other than Section 10(i), if applicable), the Board may, in its discretion, either at the time a Other Stock-Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock-Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or Change of Control of the Company; or retirement of the Participant.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination of employment, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Reorganization Events; Change of Control.

(1) Definitions. A “Reorganization Event” shall mean (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. A “Change of Control” shall have the meaning set forth on Annex A hereto.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. Subject to Section 10(e)(4), in connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards and any applicable tax withholding, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Subject to Section 10(e)(4), upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

(4) Consequences of Change of Control. Except to the extent otherwise provided in the instrument evidencing an Award or in any other agreement between a Participant and the Company, upon the occurrence of a Change of Control (i) all Options and SARs then outstanding shall automatically become immediately exercisable in full and (ii) the restrictions and conditions on all other Awards then outstanding shall be deemed waived only if and to the extent specified (whether at the time of grant or otherwise) by the Board.

(f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards granted to such Participant. The Board may allow Participants to satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that, except as otherwise provided by the Board, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(g) Amendment of Award. Except as otherwise provided in Section 5(g) with respect to vesting of Options, Section 5(h) with respect to option repricing, Section 7(f) with respect to SAR repricing, Sections 8(b) or 9(b) with respect to the vesting of Restricted Stock Awards and Other Stock-Based Awards, Section 10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant, (ii) the change is permitted under Section 4(c) or 10(e) hereof or (iii) the Board determines that the change is necessary to make the Award comply with Section 409A of the Code (provided that this clause (iii) shall not be deemed to create a duty on the Board to make such changes).

(h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limits in Section 4(b)(1) on shares covered by such grants. Subject to Section 10(i)(4), no Performance Awards shall vest prior to the first anniversary of the date of grant. Performance Awards can also provide for cash payments of up to $1,000,000 per fiscal year per individual.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under

Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or who the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: operating income, pre-tax income, net income, gross profit dollars, costs, any of the preceding measures as a percent of sales, earnings per share, sales, return on equity, and return on investment. The Committee may specify that such performance measures shall be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles, subject to paragraph (6) below. Such performance measures may include or exclude (in whole or in part) income or loss from, or other effects of, sales of gasoline. Such performance measures: (i) may vary by Participant and may be different for different Awards, (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a Change of Control.

(5) Other Restrictions. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “Performance-Based Compensation.”

(6) Limitations on Adjustments. The Committee shall make no adjustments to the performance measures included in an outstanding Performance Award, the effect of which is to increase the incentive payment to a Covered Employee, except for the following:

(A) Events classified as extraordinary items, unusual or infrequently occurring items, or discontinued operations or presented as special nonrecurring charges (or income) in accordance with generally accepted accounting principles.

(B) Disposal of a business segment or a group of ~~two~~ one or more warehouse stores, a major administrative unit, or major assets, or impairment of assets (whether tangible or intangible), if quantified and disclosed in ~~Management’s Discussion and Analysis of Financial Condition and Results of Operations of~~ the Company’s Annual Report on Form 10-K.

(C) Conversion of convertible bonds or preferred stock convertible into Common Stock; a repurchase by the Company of outstanding shares of stock, if such a repurchase has a material impact on the performance that is being measured; or an increase in the number of shares of Common Stock for earnings per share calculation purposes due to a new equity or convertible debenture offering, but not by exercise of Awards under this Plan or any similar plan.

(D) Balance sheet recapitalization or restructuring that materially alters the allocation between debt and equity for the Company.

(E) Changes in accounting practice to comply with new legislation or with rules promulgated by the Securities and Exchange Commission, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board and changes in tax laws that affect tax rates, credits, or the definition of taxable income, if material.

(F) Unusual and material losses beyond the Company’s control, such as acts of God (e.g., earthquake or widespread hurricane damage).

(G) Reserves for future period events which will not occur until after the performance measurement period.

(H) Adjustments attributable to prior periods in the case of a newly acquired business.

(I) Adjustments of goals made immediately after completion by the Company’s independent public accountants of the audit of the Company’s financial statements for the fiscal year immediately preceding the performance period, made solely to “true-up” goals that were based on estimated results for said preceding year.

(J) Gains and losses from sales of a minority interest in a subsidiary.

(K) Net incremental expense incurred by the Company as a result of opening new warehouse stores in excess of the number incorporated in the performance goals. The amount of the adjustment shall be equal to the average operating loss incurred by new warehouse stores opened by the Company in the same fiscal year.

(L) Any expense, gain or loss (including, but not limited to judgments, interest on judgments, settlement amounts, tax settlements, attorneys’ fees and costs, filing fees, experts’ fees, and damages sustained as a result of the imposition of injunctive relief) as a result of claims, litigation, lawsuit settlement (including collective actions or class action lawsuits) or settlement of potential claims.

In no event, however, shall the Committee make any adjustment which would cause a Performance Award to not qualify as Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing and Section 5(j), in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan; Effect on 1997 Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date. From and after the Effective Date, no new awards shall be granted under the Company’s 1997 Stock Incentive Plan.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (1) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (2) no amendment that would require stockholder approval under the rules of the New York Stock Exchange (“NYSE”) may be made effective unless and until such stockholder approval is obtained; and (3) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” of equity-compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment of the Plan which (i) materially increases the benefits accruing to Participants under the Plan, (ii) materially increases the number of securities which may be issued under the Plan (other than pursuant to Section 4(c) , 4(d) or 10(e)) or (iii) materially expands the requirements as to eligibility for participation in the Plan shall become effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Compliance With Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

ANNEX A

DEFINITION OF CHANGE OF CONTROL

For the purpose of this Plan, a “Change of Control” shall mean:

(a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”))(a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which satisfies the criteria set forth in clauses (i), (ii) and (iii) of subsection (c) of this definition; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequently to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board (except that this proviso shall not apply to any individual whose initial assumption of office as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board); or

(c) Consummation of a reorganization, merger or consolidation involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, of the corporation resulting from such Business Combination (which as used in section (c) of this definition shall include, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation and (iii) at least half of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

and

Please sign, date and return the proxy card promptly using the enclosed envelope.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR the election of each of the director nominees.

1.	Election of Directors for a term to expire in 2012.					The Board of Directors recommends a vote FOR Proposal 2.
								FOR ☐	AGAINST ☐	ABSTAIN ☐
	Nominees:	FOR ☐	AGAINST ☐	ABSTAIN ☐		2.	Approval of the amendment to the 2008 Amended and Restated Management Incentive Plan

01 Christine M. Cournoyer
The Board of Directors recommends a vote FOR Proposal 3.
								☐	☐	☐
	02 Edmond J. English	☐	☐	☐		3.	Approval of the amendment to the 2008 Amended and Restated Growth Incentive Plan

The Board of Directors recommends a vote FOR Proposal 4.
	03 Helen Frame Peters	☐	☐	☐				☐	☐	☐
						4.	Approval of the amendment to the 2007 Stock Incentive Plan.

The Board of Directors recommends a vote FOR Proposal 5.
								☐	☐	☐
						5.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2010.

							Mark box at right if you plan to attend the Annual Meeting.		☐

Mark Here for Address Change or Comments SEE REVERSE ☐

Signature					Signature		Date
Please sign exactly as the name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Only authorized officers should sign for corporations. PLEASE SIGN AND DATE HERE AND RETURN PROMPTLY ONLY IF YOU ARE VOTING BY MAIL. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment thereof.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone votes must be received by 5 p.m., Eastern Time, on Wednesday, May 20, 2009 to be counted in the final tabulation.

BJ’s Wholesale Club, Inc.	INTERNET http://www.eproxy.com/bj Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders
 The Proxy Statement and the 2008 Annual Report to Shareholders are available at:
http://bnymellon.mobular.net/bnymellon/bj

PROXY
BJ’S WHOLESALE CLUB, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2009

The undersigned hereby appoints Frank D. Forward, Thomas J. Shields and Lon F. Povich, and each of them singly, as proxies, with full power of substitution, to represent and to vote, as designated herein, all shares of common stock of BJ’s Wholesale Club, Inc., at the Annual Meeting of Shareholders of BJ’s Wholesale Club, Inc. to be held at the Crowne Plaza Hotel, 1360 Worcester Street (Route 9), Natick, Massachusetts, on Thursday, May 21, 2009 at 11 a.m. Eastern Time, and at all adjournments thereof, at which the undersigned could vote, if present, in such manner as they may determine on any matters which may properly come before the meeting and to vote as specified on the reverse side hereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendation. Please sign and return this card if you are voting by mail.

THIS PROXY, WHEN PROPERLY EXECUTED ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4 AND FOR PROPOSAL 5. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be marked, dated and signed, on the other side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250
Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your BJ’S WHOLESALE CLUB, INC. account online.

Access your BJ’s Wholesale Club, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for BJ’s Wholesale Club, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm Eastern Time
Monday-Friday

BJ’S WHOLESALE CLUB, INC.

As part of BJ’s Wholesale Club, Inc.’s ongoing efforts to reduce expenses, we are asking our shareholders to authorize us to send only one copy of shareholder publications to their respective households. If you are receiving multiple copies of shareholder reports at your address and wish to eliminate them for the account shown on the attached proxy card, please write or call our Investor Relations Department, BJ’s Wholesale Club, Inc., One Mercer Road, Natick, Massachusetts 01760, telephone: 1-866-991-1237. You will continue to receive your proxy mailing for shares held in this account.

We urge you to vote your shares. Thank you very much for your cooperation and continued loyalty as a BJ’s Wholesale Club, Inc. shareholder.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.